Exhibit 10.1

301 CARLSON PARKWAY

OFFICE LEASE

between

MEDICA SERVICES COMPANY, LLC

A DELAWARE LIMITED LIABILITY COMPANY

as Landlord

and

DIAMEDICA USA INC.,

A DELAWARE CORPORATION

as Tenant

TABLE OF CONTENTS

1.	BASIC LEASE PROVISIONS AND DEFINITIONS.	2
2.	PREMISES.	4
3.	RENT PAYMENT.	4
4.	LANDLORD’S WORK; TENANT IMPROVEMENTS; TENANT’S ACCEPTANCE OF PREMISES.	5
5.	OPERATION AND USE OF PREMISES.	6
6.	COMMON AREA.	7
7.	MAINTENANCE OBLIGATIONS.	8
8.	OPERATING EXPENSES AND REAL ESTATE TAXES.	8
9.	REPAIRS-ALTERATIONS.	11
10.	UTILITIES AND OTHER SERVICES.	11
11.	LANDLORD’S ACCESS.	11
12.	INDEMNITY AND NON-LIABILITY.	12
13.	INSURANCE.	13
14.	ASSIGNMENT, SUBLETTING AND CORPORATE TRANSACTIONS.	14
15.	DAMAGE OR DESTRUCTION.	17
16.	EMINENT DOMAIN.	19
17.	MORTGAGEE PROTECTION.	19
18.	RELOCATION OF PREMISES.	20
19.	SIGNAGE.	20
20.	ENVIRONMENTAL COMPLIANCE	21
21.	DEFAULT.	23
22.	SURRENDER OF POSSESSION.	27
23.	NOTICES.	28
24.	OCCUPANCY.	28
25.	JOINT AND SEVERAL LIABILITY.	28
26.	QUIET ENJOYMENT.	29
27.	BROKERAGE FEES.	29
28.	GENERAL.	29

Exhibit	Cite
A - Additional Terms and Conditions	Section 28.18
B – Complex/Building Legal Description	Section 1.4
C - Premises and Building Site Plan	Section 1.5
D - Landlord’s Work Base Building	Section 4
E - Tenant Improvements	Section 4
F - Rules and Regulations	Section 5.4

OFFICE LEASE

DATE:	June 22, 2022

PARTIES:	MEDICA SERVICES COMPANY, LLC,
A DELAWARE LIMITED LIABILITY COMPANY
“Landlord”

DIAMEDICA USA INC.,
A DELAWARE CORPORATION
“Tenant”

AGREEMENT:

In consideration of the following terms and conditions, the parties agree as follows:

1.           BASIC LEASE PROVISIONS AND DEFINITIONS.

1.1         Street Address of Premises: 301 Carlson Parkway, Suite 210, Minnetonka, MN 55305.

1.2         Landlord’s Notice Address: Two Carlson Parkway, Suite 230, Plymouth,
MN 55447; by email:lolimb@carlson-re.com.

1.3       Tenant’s Notice Address: Prior to Commencement Date: Two Carlson Parkway, Suite 260, Plymouth, MN 55447; on and after Commencement Date: 301 Carlson Parkway, Suite 210, Minnetonka, MN 55305; by email: skellen@diamedica.com.

1.4       Complex: The office project commonly known as 301 & 401 Carlson Parkway, shown on Exhibit “C” and legally described on Exhibit “B”, attached, and shall include only buildings that are fully constructed and which have received a certificate of occupancy.

1.5         Building: That part of the Complex commonly known as 301 Carlson Parkway, shown on Exhibit “C” and legally described on Exhibit “B”, attached.

1.6         Conservatory: That part of the Complex identified on Exhibit “C” as the “Conservatory” containing approximately 5,000 square feet of space.

1.7         Premises: The Premises shall be deemed to be 6,175 rentable square feet of space, as depicted on Exhibit “C-1”, attached, together with all appurtenances thereto.

1.8         Asset Management Agreement: Landlord has executed that certain Asset Management Agreement by and between Landlord and Carlson Real Estate Services, LLC (“Asset Manager”) dated as of December 12, 2012, which grants the Asset Manager the authority to manage and enforce leases as asset manager on behalf of Landlord.

1.9         Term: Five (5) Lease Years and five (5) months.

1.10      Pro Rata Share: A fraction, the numerator of which is the number of rentable square feet in the Premises and the denominator of which is the number of rentable square feet in the Building, in each case as reasonably determined in the first instance by Landlord in accordance with current Building Owners and Management International standards for multitenant office buildings.

1.11       Operating Expenses: Defined in Section 8.

1.12       Real Estate Taxes: Defined in Section 8.

1.13       Lease Year: The twelve (12) full calendar month period commencing on the Commencement Date and each anniversary thereof, unless the Commencement Date does not fall on the first day of a month in which event the first Lease Year shall commence on the first day of the month immediately following the month in which the Commencement Date occurs. Each subsequent Lease Year shall commence on the anniversary of the first Lease Year. The first Lease Year shall include any initial partial calendar month.

1.14       Base Rent: Base Rent shall be as follows:

Months	Per SF	Monthly Installment	Base Rent for Period
01 – 12	$17.00	$8,747.92	$104,975.00
13 – 24	$17.51	$9,010.35	$108,124.25
25 – 36	$18.04	$9,283.08	$111,397.00
37 – 48	$18.58	$9,560.96	$114,731.50
49 – 60	$19.13	$9,843.98	$118,127.75
61 – 65	$19.71	$10,142.44	$50,712.19

1.15       Free Rent:         Notwithstanding any provision of this Lease to the contrary, but subject to the condition that Tenant is not in default in the performance of any of its material obligations under this Lease, for the period from the Commencement Date through the fifth (5th) full calendar month thereafter, payments of Base Rent and Additional Rent shall be abated, and Tenant shall have no obligation to pay such sums (the “Free Rent Period”); provided, however, that in the event that Tenant defaults in the performance of any of its material obligations under the Lease prior to, during, or subsequent to the Free Rent Period and, prior to the forty-eighth 48th month of the Term, Landlord commences to and thereafter terminates this Lease or Tenant’s right to possession in accordance with Section 21.2 of this Lease, then the amount of Free Rent which Tenant was released from the obligation to pay during the Free Rent Period shall become immediately due and payable to Landlord as Additional Rent hereunder.

1.16       Additional Rent: All additional payment obligations of Tenant, including but not limited to Operating Expenses, Real Estate Taxes and any other charges or fees and any cost incurred by Landlord on behalf of Tenant.

1.17       Security Deposit: $8,750.00, to be paid upon execution of this Lease by Tenant.

1.18       Common Area: Defined in Section 6.

1.19       Commencement Date: The date of Substantial Completion (as hereinafter defined) of the Tenant Improvements, or any earlier date upon which Tenant with Landlord’s permission actually occupies and conducts business in any portion of the Premises. Upon determination, Tenant shall, upon Landlord’s request, execute and deliver a written statement specifying the Commencement Date, Termination Date and other pertinent dates of the Term. In the event that the Commencement Date occurs prior to September 1, 2022, then during such period prior to September 1, 2022, Tenant may occupy the Premises for the period prior to such date without liability for payment of Base Rent, Operating Expenses or Real Estate Taxes.

1.20       Termination Date: The last day of the sixty-fifth month following the Commencement Date.

1.21       Permitted Use: General office use and for no other purpose.

2.           PREMISES.

Subject to the terms and conditions herein contained, Landlord hereby leases the Premises to Tenant, and Tenant hereby accepts and leases the Premises from Landlord for the Term, unless sooner terminated pursuant to any provision hereinafter set forth.

3.           RENT PAYMENT.

3.1         Amount and Manner. Tenant shall pay to Landlord Annual Base Rent in advance in equal Monthly Installments, without setoff or demand except as specifically provided in this Lease, on the first day of each calendar month during the Term of this Lease. Monthly Installments for any fractional month at the commencement or expiration of the Term shall be prorated based upon the actual number of days in such month. Monthly Installments of Annual Base Rent, Operating Expenses and Real Estate Taxes shall be payable by Tenant to Landlord at the address set forth in Section 1.2, above, or at such other place as Landlord shall hereinafter designate in writing. Tenant agrees to pay Monthly Installments of Annual Base Rent, Operating Expenses, Parking Rent and Real Estate Taxes via automatic direct transfer and Tenant shall have the right, but not the obligation, to pay any other monthly payments due pursuant to the terms of this Lease in the same manner. Upon Landlord’s written request (including applicable account information), Tenant shall make arrangement for payments required under the terms of this Lease to be made via automated clearinghouse (ACH) or comparable electronic payment method.

3.2       Late Fees. If any Monthly Installment is not received by Landlord on or before the fifth (5th) day of the applicable calendar month, Tenant agrees to pay Landlord an additional sum equal to five percent (5%) of the total amount overdue, including Monthly Installments of Annual Base Rent, and Additional Rent. Said charge is intended to defray Landlord’s interest and administrative expenses, and Tenant acknowledges that such charge represents a fair and reasonable estimate of such expenses, and shall be due and payable for each full or partial calendar month that any Monthly Installment and/or Additional Rent remains unpaid. Further, Landlord shall be entitled to charge a fee of $25.00, to cover its administrative expense, each time a check from Tenant is returned by a bank for insufficient funds.

3.3         Interest. In addition to the late charges referred to above, which are intended to defray Landlord’s costs resulting from late payments, any late payment of a Monthly Installment or Additional Rent shall, at Landlord’s option, bear interest from the due date of any such payment to the date same is paid at six percent (6%) per annum or the maximum lawful rate that Landlord may charge to Tenant under applicable laws, whichever is less. Acceptance of any late charge and/or interest shall not constitute a waiver of Tenant’s default with respect to the overdue sum or prevent Landlord from exercising any of its other rights and remedies under this Lease.

3.4         Remeasure. In the event it is determined that, as a result of change in the Preliminary Plans or subsequent alterations to the Premises affecting the physical dimensions the Premises, and the Premises are thereby comprised of more or less than the rentable square footage stated in Section 1.7, as certified by a contractor or architect reasonably satisfactory to Landlord and Tenant, the parties agree to enter into a supplemental agreement setting forth the modified rentable square footage of the Premises, as well as, any changes to Tenant’s Annual Base Rent and/or Additional Rent.

4.           LANDLORD’S WORK; TENANT IMPROVEMENTS; TENANT’S ACCEPTANCE OF PREMISES.

4.1         Landlord’s Work. Prior to the date hereof, Landlord has completed the base building work (the “Landlord’s Work”) as described on Exhibit “D” and Tenant accepts Landlord’s Work in its “as-is” condition.

4.2         Tenant Improvements. Landlord shall complete the tenant improvements, if any, described on Exhibit “E” (the “Tenant Improvements”).  The term “Substantially Completed” or any grammatical variation thereof, when used in this Lease, shall mean that the Tenant Improvements have been completed with the exception of punch list items which can be fully completed subsequent to the Commencement Date without material interference with Tenant’s activities.  Tenant shall have thirty (30) days from the Commencement Date to submit to Landlord, its punch list and Landlord shall, thereafter, use diligent efforts to perform such work as may be necessary to complete same in an expeditious manner.  Except with respect to the initial Tenant Improvements, Landlord shall have the right to include, as a cost of any work performed on behalf of Tenant, or at the request of Tenant, a construction management fee on all Tenant Improvements (the “Construction Management Fee”).  Such fee shall not exceed three percent (3%) of the total cost of the Tenant Improvements. Tenant Improvements shall be constructed in accordance with plans and specifications prepared by duly licensed design professionals selected or approved by Landlord, in compliance with the building code and other applicable law.  Landlord shall not be subject to any liability for failure to give possession of the Premises to Tenant or to cause the Tenant Improvements to be Substantially Completed on or by a specific date.

4.3        Plans and Specifications Prepared by Landlord. Landlord shall retain the design professionals to prepare plans and specifications for Tenant Improvements consistent with the Preliminary Plans (as defined in Exhibit “E”). Landlord shall make reasonable efforts to incorporate Tenant’s specifications in the Tenant Improvements, provided, Landlord shall not be required to incorporate materials or design features that do not comply with applicable law, do not equal or exceed Landlord’s building standards, or to which Landlord otherwise reasonably objects.

4.4         Intentionally omitted.

4.5         Intentionally omitted.

4.6         Intentionally omitted.

5.           OPERATION AND USE OF PREMISES.

5.1         Use. Tenant shall use the Premises for the Permitted Use set forth in Section 1.21 and no other purpose. Tenant shall comply with Title III of the Americans with Disabilities Act of 1990 (the “ADA”) and its regulations concerning the design, use and occupancy of the Premises, including, without limitation, (i) provision for full and equal enjoyment of the goods, services, facilities, privileges, advantages or accommodations of the Premises as contemplated by and to the extent required under the ADA and (ii) compliance relating to the design, layout, renovation, alteration or improvement to the Premises made or requested by Tenant at any time with or without Landlord’s consent. Notwithstanding the foregoing provisions to the contrary, in completing the Landlord’s Work and Tenant Improvements, Landlord shall cause the same to be in compliance with all current requirements of the ADA in connection with the Permitted Use. Landlord acknowledges that the Permitted Use includes monitoring and coordinating human participant clinical medical trials (which are not held in the Premises, Building or Complex), and that Tenant’s activities at the Premises therefore constitute critical sector activities. Landlord shall not impede Tenant’s Permitted Use of the Premises or interrupt services provided by Landlord to the Building, Complex or Premises unless so required by applicable law or specifically otherwise permitted under this Lease.

5.2        Legal Compliance. Tenant shall, at its expense, comply with all laws, governmental orders, regulations, rules, and local ordinances regarding (i) any of the Permitted Uses described in Section 1.22, (ii) the condition of the Premises to the extent Tenant is responsible therefor pursuant to this Lease, and (iii) improvements and equipment constructed in or installed upon the Premises by Tenant. Upon receipt of any notice of noncompliance, Tenant shall promptly notify Landlord in writing. Landlord shall comply with all laws, governmental orders, regulations, rules and local ordinances relating to: (i) the Common Areas, (ii) the initial construction of Landlord’s Work and the Tenant Improvements, and (iii) the exterior surfaces, structural elements, foundation and roof of the Building, and the costs and expenses associated with such compliance by Landlord shall be included in Operating Expenses.

5.3       Objectionable Material. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise, or vibrations to emanate from the Premises, nor take any other action which would constitute a nuisance or would disturb or endanger any other tenants of the Building or interfere with the use of the respective premises. Without Landlord’s prior written consent, Tenant shall not receive, store, or otherwise handle any product, material or merchandise which is hazardous, toxic, explosive or highly flammable other than reasonable quantities thereof incidental to the conduct of Tenant’s business which are stored, used and disposed of in compliance with all applicable legal requirements. Tenant shall promptly provide to Landlord a detailed list of such materials used in the conduct of Tenant’s business, other than typical cleaning and office materials and supplies used in accordance with applicable legal requirements in the normal operation of a general business office. Outside storage of any type of equipment, property or materials by Tenant, its agents, employees, customers or suppliers shall be permitted only with the prior written consent of Landlord. Tenant shall store all rubbish within the Premises.

5.4         Rules and Regulations. Landlord reserves the right from time to time to adopt and amend rules and regulations concerning use of the Common Area and Premises, with which Tenant agrees to comply (“Rules and Regulations”). A copy of the current Rules and Regulations is attached as Exhibit “F”. Landlord agrees to uniformly enforce such Rules and Regulations.

5.5        Insurance Risk. Without Landlord’s consent, Tenant shall not use the Premises in any way which could increase insurance rates, or disallow any sprinkler or other credits, or invalidate any policy of insurance with respect to the Premises, Building, Complex or Tenant’s operations therein.

6.           COMMON AREA.

The term “Common Area” means the entire area designed for common use or benefit within the Complex, including, without limitation, the parking lot, landscaped and vacant areas, and sidewalks. The Common Area shall at all times be subject to the exclusive control and management of Landlord or its agents or affiliates. Subject to the Rules and Regulations, the Common Area is hereby made available to Tenant and its employees, agents, customers, and invitees for their reasonable nonexclusive use in common with other tenants of the Complex, their employees, agents, customers, invitees and to Landlord. Tenant shall not in any manner obstruct the Common Area. Tenant acknowledges that Landlord has the right and power to erect free standing buildings or other structures or facilities in the Common Area or elsewhere in the Complex; to expand, contract, improve or change the Common Area, including alter all means of exit and entrance and approaches thereto within the Complex; to alter the parking plan for the Complex; enter into, modify, and terminate easements and other agreements pertaining to the use and maintenance of the Common Area; to close all or any portion of the Common Area to such extent as may be necessary; remove improvements; and to do and perform such other acts in and to the Common Area and improvements as Landlord shall determine to be advisable, providing same meets governmental codes and does not materially and adversely interfere with the Permitted Use, and no expansion of the Common Area shall increase Tenant’s Pro Rata Share. Landlord reserves the right to change the name of the Complex. No exhibit attached to this Lease nor any other materials provided by Landlord shall constitute a warranty or agreement as to the configuration of the Complex or the occupants thereof.

7.            MAINTENANCE OBLIGATIONS.

7.1         Landlord’s Responsibilities. Landlord shall keep the Common Area, exterior surfaces, structural elements, foundation, all heating and air conditioning systems, and roof of the Building and Complex in good order and repair and the expense of such activities shall be an Operating Expense except as otherwise provided in Section 8 below. Notwithstanding the foregoing, subject to the provisions of Section 13. 4 below, Tenant shall be responsible for the cost of any repairs that become necessary as a result of any negligent or willful act or omission of Tenant, its agents, representatives, contractors, employees or customers.

Throughout the Term of this Lease,  Landlord shall be obligated to keep and maintain the Premises plumbing, doors, windows, locks, electrical facilities and fixtures (excluding wall and floor coverings, appliances and specialty lighting) therein in good, safe and working order, condition and repair. Landlord agrees to replace and renew, with like kind and quality, any plumbing, doors, windows, locks, electrical facilities and fixtures that may become too worn to be repaired, so that, at all times, the Premises shall be in good, safe and working order, condition and repair.

Except as otherwise provided in Section 8 below, all costs associated with Landlord’s obligations under this Section 7.1 shall be included as an Operating Expense.

7.2         Tenant’s Responsibilities. Tenant shall not permit waste to the Premises and shall promptly notify Landlord of the need for any repairs or maintenance to the Premises. However, there shall be no obligation on the part of Tenant to comply with any laws which may require structural alterations, or additions, unless made necessary by any negligent or willful act or omission by Tenant.

8.           OPERATING EXPENSES AND REAL ESTATE TAXES.

(a)         Subject to the terms hereof, in addition to the Monthly Installments of Annual Base Rent, Tenant shall pay on a monthly basis as Additional Rent during the term hereof, Tenant’s Pro Rata Share of “Operating Expenses,” which shall mean the costs and expenses reasonably incurred by Landlord in managing, cleaning, operating, maintaining, repairing and insuring the Building and Complex and the real property described on Exhibit “B” and the costs of any capital improvements to the Building (i) required by any change in the laws, rules, regulations or orders of any governmental authority first promulgated after the Commencement Date, or (ii) performed to reduce current or future operating expense costs, which costs under either subsection (i) or (ii), shall be amortized on a straight line basis at appropriate interest rates, not to exceed eight percent (8%), over the useful lives of such capital improvements, with only the annual amortized amount, including interest, includable in each year's Building Operating Expenses. Landlord shall compute Operating Expenses in accordance with consistent generally accepted accounting practices and shall apply all Operating Expenses in a non-discriminatory manner. Any Operating Expense relating to the Complex shall be allocated between the Buildings on a pro rata basis unless the nature of the expense does not lend itself to a pro rata allocation. In that event, such expense(s) shall be allocated on an equitable basis between the Buildings.

(b)         Operating Expenses shall specifically include, but not be limited to, the total cost reasonably incurred for fire and “all risk” coverage and liability insurance premiums due and payable with respect to the entire Building and Complex which are required to be carried by Landlord pursuant to the terms of this Lease; sewer; janitorial services for the Building, Complex and Premises; costs associated with any on-site engineer(s), including salaries and benefits, gardening, lawn and landscape care; replacement of indoor plant materials for the Building; maintenance, repair and replacement of the heating and air conditioning systems; snow removal; parking lot maintenance; sign maintenance; exterior maintenance and repair, including roofs and building exteriors; security equipment and services and the costs of personnel and contractors to implement said services; any and all costs associated with the terms and conditions of the Declaration of Covenants, Conditions, Easements and Restrictions for Carlson Center, dated October 12, 1989, and Landlord’s management fees and administrative costs (Landlord's total management fee for the Building (the “Management Fee”) shall not exceed a maximum of five percent (5%) of the gross receipts (hereinafter "gross receipts") of the Building, with gross receipts defined as the gross amount paid to Landlord as rent, fees, charges or otherwise for the use and/or occupancy of the Building or for any services, equipment, or furnishings provided by Landlord in connection with such use and/or occupancy). Notwithstanding the foregoing, in the event the Landlord or an affiliate thereof occupies rentable square footage in the Building without paying base rent on said space (“Building Owner’s Space”), said Building Owner’s Space will not be considered in the calculation of Tenant’s Pro-Rata Share of the Management Fee for that portion of the Management Fee calculation attributable to gross receipts for base rent payments.

(c)         For the purpose of calculating the Pro Rata Share of Operating Expenses which are occupancy sensitive expenses, if the Building is less than 95% occupied during all or a portion of any calendar year, Landlord may in accordance with sound accounting and management principles determine the amount of variable Operating Expenses (which shall only be the costs and expenses for cleaning, janitorial and trash removal expenses and supplies; repairs and maintenance, including electrical contract service and supplies, HVAC contract service and supplies, plumbing contract service and supplies, and other common area services, supplies and decorating; administrative expenses, including general supplies and management fees; and utilities, including electricity, water, and chilled water charges to the extent any of the foregoing vary with occupancy levels in the Building) that would have been paid had the Building been 95% occupied, and the amount so determined shall be deemed to have been the amount of variable Operating Expenses for such year, provided, however, that in no event shall Landlord collect from tenants of the Building more than 100% of the Operating Expenses actually incurred by Landlord in operating the Building during each respective calendar year by virtue of the foregoing gross-up or any other reason.

All reasonable costs and expenses associated with the repair and maintenance of the Conservatory plus any management fee charged to Landlord by the operator of the Conservatory; except those costs specifically related to the purchase and/or maintenance of any food service equipment (i.e. ovens, soda dispensing machines, etc.), the purchase of foodstuffs and softgoods, and; costs related to foodservice employees, shall be considered an Operating Expense and such costs shall be born equitably between the developed Buildings of the Complex.

In addition, Tenant shall pay on a monthly basis as Additional Rent during the Term hereof its Pro Rata Share of the real estate taxes and installments of special assessments (amortized over the longest period of time permitted by the taxing authority) levied or assessed with respect to the Building, and the real property described on Exhibit “B” ("Real Estate Taxes") in the applicable year. In the event of any refund of Real Estate Taxes with respect to a year for which Tenant has paid its Pro Rata Share of Real Estate Taxes, Landlord shall, in Landlord’s discretion, either promptly pay to Tenant its Pro Rata Share of the amount of the refund after deduction of Landlord’s costs incurred in obtaining such refund, or, unless the Term has expired or is otherwise terminated, apply such amount as a credit against Tenant’s future monthly installments of its Pro Rata Share of Real Estate Taxes.

Tenant’s Pro Rata Share of Operating Expenses and Real Estate Taxes shall be paid by Tenant in monthly installments in such amounts as are reasonably estimated and billed by Landlord at the beginning of each twelve (12) month period commencing and ending on dates designated by Landlord, each installment being due on the first day of each calendar month. If at any time during such twelve (12) month period, it shall appear that Landlord has materially underestimated or overestimated Operating Expenses or Real Estate Taxes, Landlord may re-estimate Tenant’s Pro Rata Share of Operating Expenses and Real Estate Taxes and may bill Tenant for any deficiency or credit Tenant for any surplus which may have accrued during such twelve (12) month period and thereafter the monthly installment payable by Tenant shall also be adjusted. Within one hundred (100) days after the end of each such twelve (12) month period, Landlord shall deliver to Tenant a statement of Operating Expenses and Real Estate Taxes for such twelve (12) month period and the monthly installments paid or payable shall be adjusted between Landlord and Tenant, and each party hereby agrees that Tenant shall pay Landlord or Landlord shall credit Tenant' s account (or, if such adjustment is at the end of the Term, pay Tenant), within thirty (30) days of receipt of such statement, the amount of any excess or deficiency in Tenant’s Pro Rata Share of Operating Expenses and Real Estate Taxes paid by Tenant to Landlord during such twelve (12) month period. Failure of Landlord to provide the statement called for hereunder within the time prescribed shall not relieve Tenant from its obligations hereunder.

Provided Tenant is not in default hereunder beyond any applicable notice and cure period, Tenant shall have the right from time to time (but not exceeding once in any 12 month period) to examine books and records relating to Operating Expenses or Real Estate Taxes for a period of one (1) year following any applicable calendar year. Such examinations shall be performed at Landlord’s offices during normal business hours and on reasonable prior written notice to Landlord. Such examinations shall be performed by direct employees of Tenant and/or certified public accountant. In the event said examination discloses an overpayment by Tenant, Landlord shall credit Tenant’s account in the amount of any overpayment disclosed. In the event Tenant’s examination reveals that the payment of Tenant’s Pro Rata Share of Operating Expenses or Real Estate Taxes was understated, Tenant shall pay such understated amount to Landlord as Additional Rent within thirty (30) days of the audit and shall pay for the cost of the audit. The foregoing obligations shall survive the expiration or earlier termination of this Lease. In no event shall Tenant employ any person, firm or entity to conduct any such examination hereunder who is paid on a contingency fee basis.

Operating Expenses shall not include those items set forth in the attached Exhibit “H”.

9.            REPAIRS-ALTERATIONS.

Tenant shall not damage the Premises and shall not permit waste to the Premises. Tenant shall not make any improvements, additions or alterations to the Premises, or install any equipment which defaces the Building or Complex interior or exterior or negatively affects the structural or mechanical components of the Building or Complex, without the prior written consent of Landlord. No machinery or equipment shall be bolted or otherwise physically attached to the floors or walls of the Premises without the prior written consent of Landlord. Landlord may condition Landlord’s approval upon the condition that any such machinery, equipment, improvements, additions or alterations be removed at Tenant’s expense upon the termination of this Lease. Tenant shall pay for any repairs necessary as a result of removal of any such machinery, equipment, improvements, additions or alterations.

10.         UTILITIES AND OTHER SERVICES.

Tenant shall pay, as a portion of its Pro Rata Share of Operating Expenses, utilities (including, without limitation, gas and electricity) and janitorial services furnished to the Building and Complex. In the event that Landlord determines, in Landlord’s reasonable discretion, that Tenant’s utility usage is disproportionately high compared with other tenants in the Building, Landlord may charge Tenant directly for such excess consumption. Notwithstanding the foregoing, if permitted by law, Landlord shall have the right, at any time from time to time and upon written notice to Tenant, to either contract for service from a different company or companies providing electricity service to the Premises or Building or continue to contract for service from the current electrical service provider. Landlord shall not be liable for damages for failure of heat, hot or cold water, air conditioning, sewer service, electric current, gas, or any other service by reason of breakdown of plant, equipment, or apparatus, shut-down of any thereof for necessary repairs or alterations or due to unavailability of fuel, water or any other substance or utility, war, civil disturbance, strike, lockout, fire, flood, casualty, governmental regulations, or other conditions beyond Landlord’s reasonable control. Janitorial services shall be provided to the Complex in accordance with the schedule set forth on attached Exhibit “G.” In addition to the services described in Exhibit “G”, Landlord shall cause all interior window surfaces and all interior partition glass surfaces within the Premises to be cleaned on an annual basis, subject to payment of Tenant’s pro rate share as Operating Expenses in accordance with Section 8. In addition, Tenant shall have the right, at Tenant’s expense, to cause carpets to be cleaned within the Premises.

11.         LANDLORD’S ACCESS.

Upon one business day’s prior notice, except in an emergency, Landlord may enter the Premises during the Term hereof at all reasonable hours for the purpose of inspection, verifying Tenant’s compliance with this Lease or making repairs or improvements to the Premises or any other portion of the Building, or for the purpose of exhibiting the same to prospective purchasers, brokers, lenders or others, or during the last 12 months of the Term or any Renewal Term, prospective tenants. In an emergency Landlord may enter the Premises at any time without notice to take such action as Landlord deems to be prudent or necessary.

12.         INDEMNITY AND NON-LIABILITY.

12.1       Indemnity. Tenant shall defend, indemnify and hold harmless Landlord, and Landlord’s employees and agents, from and against any and all claims arising from Tenant’s use of the Premises or Building, or from the conduct of Tenant’s business or from any activity, work, or thing done, permitted, or suffered by Tenant in or about the Premises or the Building and shall further defend, indemnify and hold harmless, Landlord and Landlord’s employees and agents, from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant’s part to be performed under the terms of this Lease or arising from any negligence of Tenant, or any of Tenant’s agents, contractors, or employees, and from and against all costs, attorneys’ fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon. In the event any action or proceeding is brought against Landlord by reason of any such claim, Tenant upon notice from Landlord shall defend the same at Tenant’s expense by counsel satisfactory to Landlord. Notwithstanding any foregoing provisions hereof to the contrary, Tenant shall have no obligation to indemnify Landlord from and against any claims directly resulting from Landlord’s breach of this Lease or the negligent actions or omissions of Landlord, its employees, agents or contractors.

Landlord shall defend, indemnify and hold harmless Tenant, and Tenant’s employees and agents, from and against any and all claims arising from Landlord’s ownership of the Building or any activity, work, or thing done, permitted or suffered by Landlord in or about that portion of the Building, and shall further defend, indemnify and hold harmless Tenant and Tenant’s employees and agents from and against any and all claims arising from any breach or default in the performance of any obligation on Landlord’s part to be performed under the terms of this Lease or arising from any negligence of Landlord, or any of Landlord’s agents, contractors, or employees, and from and against all costs, attorneys’ fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon. In the event any action or proceeding is brought against Tenant by reason of any such claim, Landlord upon notice from Tenant shall defend the same at Landlord’s expense by counsel satisfactory to Tenant. Notwithstanding any foregoing provisions hereof to the contrary, Landlord shall have no obligation to indemnify Tenant from and against any claims directly resulting from Tenant’s breach of this Lease or the negligent actions or omissions of Tenant, its employees, agents or contractors.

12.2      Waiver. Tenant, as a material part of the consideration to Landlord for this Lease, hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises arising from any cause except to the extent caused by the negligence or willful misconduct of Landlord, its employees, agents or contractors. Tenant hereby waives all claims in respect thereof (other than those arising from the negligence or willful misconduct of Landlord, its employees, agents or contractors) against Landlord.

12.3       Liens. Tenant shall not perform any act, or make any contract, that may create, or be the foundation for, any lien against the Premises, the Building, the Complex, or any portion thereof, and, should any such lien be filed, Tenant, at its own cost and expense, shall bond for or discharge the same within ten (10) business days after the filing thereof. Additionally, Tenant shall include the following language in all contracts related to improvements or other work performed related to the Premises:

“Pursuant to MSA §514.06, notice is hereby given that improvements made by any party upon this premises are not authorized, as that term relates to interests in liens under §514.06, by Carlson Real Estate Company and that all improvements are being made at the instance of the lessee of the premises.”

12.4      Non-liability. Notwithstanding anything to the contrary herein, unless directly resulting from facilities controlled by Landlord and from Landlord’s breach of this Lease or the negligent act or omission of Landlord, its agents, employees or contractors and Tenant has notified Landlord, Landlord shall not be liable to Tenant for any damage occasioned by: plumbing, electrical, gas, water, steam or other utility pipes, systems, and facilities, or by the bursting, stopping, leaking or running of any tank, washstand, closet or waste or other pipes in or about the Premises or Building by water being upon or coming through the roof, or any skylight, vent, trapdoor or otherwise or arising from any act or omission of any third party or any tenant of the Building, its agents, contractors or employees.

13.          INSURANCE.

13.1       Liability Coverage. Tenant shall, at its expense, obtain and keep in force during the term of this Lease, including any renewal term, a commercial general liability insurance policy with a single limit of not less than $2,000,000 per occurrence covering bodily injury to one or more persons and property damage, with deductibles in an amount reasonably satisfactory to Landlord, but not less than $50,000.00 in any event. All policies of insurance required to be provided hereunder by Tenant shall be issued by insurer(s) licensed and qualified to do business in the State of Minnesota, with a current A.M. Best Company rating of at least AVII. The policy shall be primary and shall name Landlord and any Mortgagee (as defined in Section 17) as an additional insured and shall cover losses in the Common Area caused by Tenant. Tenant shall increase its liability coverage as may be reasonably requested by Landlord, if Landlord presents evidence that customary insurance coverage limits for similar facilities in the Twin Cities market area have increased. The establishment of insurance requirements shall not limit the liability of Tenant under this Lease.

Landlord shall, as a portion of Operating Expenses, obtain and keep in force with a financially responsible insurance company, during the Term, including any renewal term, a commercial general liability insurance policy with a combined single limit of not less than $3,000,000 covering bodily injury to one or more persons and property damage.

13.2      Certificates. On or before the Commencement Date, Tenant shall deliver to Landlord certificates of insurance, making specific reference to the Building, the Complex and the Premises, evidencing the existence and amounts of the policy of insurance required pursuant to this Section 13, as well as the deductible amounts. Tenant shall, prior to the expiration of such policy, furnish Landlord with renewals or “binders” thereof.

It is expressly understood by Tenant that the receipt of any required insurance certificate(s) by Landlord hereunder does not constitute agreement that the insurance requirements of this Section 13 have been fully met or that the insurance policies indicated on the certificate are in compliance with all requirements of this Section 13. Further, the failure of Landlord to obtain certificates or other evidence of insurance from the Tenant shall not be deemed a waiver by Landlord. Non-conforming insurance shall not relieve Tenant of its obligation to provide the insurance specified herein. Any failure of Tenant to obtain, maintain, or provide copies or certificates of any insurance required hereunder shall constitute a material and continuing breach of this Lease.

13.3       Property Coverage. Tenant shall maintain in effect, with a financially responsible insurance company, policies of property insurance covering for the full insurable value of all improvements, additions or alterations to the Premises and all of Tenant’s machinery, equipment, furniture, fixtures and personal property. Such policies of insurance shall provide protection for Tenant against all casualties included under standard insurance industry practices within the classification of “Fire and Extended Coverage” and shall contain a waiver of subrogation releasing Landlord from all claims and liabilities arising from or caused by any hazard covered by Tenant’s property insurance. ” The proceeds from said insurance shall be used to repair or reconstruct such insured property to the extent required under Section 15 of this Lease.

Additionally, Tenant shall maintain business interruption insurance in an amount adequate to cover losses incurred by Tenant as a result of any damage or destruction to the Building as described in Section 15 of this Lease.

Landlord shall, as a portion of Operating Expenses as defined in Section 8 of this Lease, maintain in effect, with a financially responsible insurance company, policies of property insurance covering the Building including Landlord’s Work as described in Exhibit “D”, but excluding the property required to be insured by Tenant in the preceding paragraph, on a replacement cost basis.

13.4      Release. Notwithstanding anything apparently to the contrary elsewhere in this Lease, Landlord and Tenant each hereby mutually release and relieve the other from all claims and liabilities arising from or caused by any hazard covered by property insurance on the Premises or covered by property insurance in connection with property on or activities conducted in or about the Premises or Building or covered by the property insurance required hereunder, regardless of the cause of the damage or loss, provided that this release shall apply only to the extent that such loss is covered by such property insurance. Tenant and Landlord shall, at the earlier of the date of obtaining insurance coverages or the Commencement Date, give notice to the insurance carriers involved that the foregoing mutual waiver of liability and subrogation is contained in this Lease.

14.          ASSIGNMENT, SUBLETTING AND CORPORATE TRANSACTIONS.

14.1       Lease Transfers. (a) Tenant shall not cause or permit, by operation of law or otherwise, any assignment, sublease, encumbrance, or transfer or any estate or interest herein (a “Lease Transfer”) of this Lease without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned, denied or delayed.  It shall be deemed reasonable for Landlord to withhold its consent to a Lease Transfer if:  (a) Tenant has already caused or permitted a Lease Transfer (other than a Permitted Transfer, as hereinafter defined) of all or a portion of the Premises; (b) Tenant is in default under the terms of the Lease beyond any applicable cure period; or (c) if the proposed Transferee (as defined below) refuses to provide the financial assurances, including personal or corporate guarantees, reasonably necessary in order to assure its ability to honor the obligations of Tenant under the Lease.  Landlord may also withhold consent in the event the use proposed by the Transferee deviates from the Permitted Use hereunder or overly burdens the Complex parking area or other facilities.

If Tenant wishes to transfer any of its rights, Tenant shall submit in writing to Landlord (a) the name and legal composition of the proposed assignee, subtenant or other transferee (a “Transferee”); (b) the nature of the business proposed to be carried on in the Premises; (c) the terms and provisions of the proposed Lease Transfer; (d) such financial and other information concerning the proposed Transferee as Landlord may reasonably request; (e) the form of the proposed assignment, sublease or other agreement governing the proposed Lease Transfer, and (f) a reminder that failure to respond within twenty (20) days is deemed an approval of the request. Within twenty (20) days after Landlord receives all such information it shall notify Tenant whether it approves such Lease Transfer or if it elects to proceed under Section 14.1(b). In no event may Tenant publicly advertise or offer all or any portion of the Premises for assignment or sublease without Landlord’s prior written consent and in no event at a rental less than that then sought by Landlord for a direct lease (non-sublease) of comparable space in the Complex. Without Landlord's prior written consent, Tenant will not use the name or likeness of the Complex in connection with or in promoting or advertising the Premises. Tenant shall pay Landlord’s reasonable attorneys’ fees incurred in connection with any proposed Lease Transfer. Attempted assignment or subletting without Landlord’s prior written consent shall constitute a material breach of this Lease. Failure of Landlord to respond within twenty (20) days after receipt of all of the information listed above shall be deemed approval by Landlord of the proposed Lease Transfer.

Neither this Lease nor any estate thereby created shall pass to any trustee or receiver in bankruptcy or any assignee for the benefit of creditors, or by operation of law.

In the event that Landlord shall consent to a subletting of all or any portion of the Premises under a sublease which obligates the subtenant to pay a rental at a rate in excess of Tenant’s Annual Base Rent as set forth in Section 1.14, above, then Landlord and Tenant shall share the excess rental (after deduction of Sublease Expenses, as hereinafter defined) as paid by the subtenant on a 50%/50% basis. For the purposes hereof, “Sublease Expenses” shall mean: (a) all reasonable out-of-pocket expenses actually incurred by Tenant in connection with such assignment or sublease, (b) any reasonable and customary brokerage commissions actually paid by Tenant on account of such sublease or assignment, (c) any reasonable advertising costs actually paid by Tenant in connection such assignment or sublease; (d) any out-ofpocket costs actually paid by Tenant in providing concessions to the assignee or subtenant in connection with such transaction (such as the cost of any tenant improvement allowance or other payment provided by Tenant to such assignee or subtenant); and (e) any reasonable fees and charges actually paid by Tenant to attorneys, architects and space planners reasonably necessary to effect such sublease.

(b) Notwithstanding any of the above provisions of this Section 14 to the contrary, if Tenant notifies Landlord that it desires to enter into a Lease Transfer and such Lease Transfer requires Landlord’s consent, then Landlord, in lieu of consenting to such Lease Transfer or withholding its consent, may elect to terminate this Lease (in the case of an assignment or a sublease of the entire Premises), or to terminate this Lease as it relates to the space proposed to be subleased by Tenant (in the case of a sublease of less than the entire Premises). In such event, this Lease (or portion thereof) will terminate on the date the Lease Transfer was proposed to be effective, and Landlord may lease such space to any party, including the prospective Transferee identified by Tenant.

14.2      Corporate Transactions. Tenant shall not, without Landlord's written consent, cause or permit, by operation of law or otherwise, any of the following transactions (collectively referred to as “Corporate Transactions”) which would have a material adverse effect on Tenant’s creditworthiness, including, but not limited to, transactions which significantly reduce Tenant's ongoing operating income or tangible net worth (excluding goodwill): (a) a merger; (b) a sale of all or a portion of Tenant’s business; (c) change in the ownership or control of 50% or more of the outstanding capital stock of Tenant if Tenant is a corporation; (d) if Tenant is a partnership, any change in the identity of any general partner; (e) any conversion of a corporation or partnership to a limited liability corporation, limited liability partnership or limited liability limited partnership; or (f) a transfer of assets, customers, or a significant business component to a subsidiary, affiliate, or parent company. Landlord's consent shall not be unreasonably withheld, conditioned, denied or delayed except as provided for herein. It shall be deemed reasonable for Landlord to withhold its consent to a Corporate Transaction if the proposed Purchaser or transferee refuses to provide the financial assurances, including personal or corporate guarantees, reasonably necessary in order to assure its ability to honor the obligations of Tenant under the Lease.

If Tenant wishes to consummate a Corporate Transaction that would have a material adverse effect on Tenant's financial condition, Tenant shall submit in writing to Landlord (a) the name and legal composition of the proposed purchaser or other transferee (collectively, the "Purchaser"); (b) the terms and provisions of the proposed Corporate Transaction; (c) current audited financial statements and such other information concerning the proposed Purchaser or the financial structure of the Purchaser, as Landlord may reasonably request; and (d) the form of the proposed agreement governing the proposed Corporate Transaction. Within thirty (30) days after Landlord receives all such information it shall notify Tenant whether it approves such Corporate Transaction, or what financial assurances would be acceptable to Landlord to effectuate Landlord's approval.

14.3       Name Change. In the event Tenant elects to change its name, and such name change is not a Lease Transfer or Corporate Transaction requiring Landlord's consent, Tenant shall provide Landlord with written notice specifically stating that such name change is not a Lease Transfer or Corporate Transaction requiring Landlord's consent and a copy of the appropriate documentation issued by the office of the applicable Secretary of State.

14.4       No Release of Tenant. Notwithstanding anything to the contrary contained in this Section 14, no consent by Landlord to any Lease Transfer or Corporate Transaction shall relieve Tenant of any obligation to be performed by Tenant under this Lease, whether occurring before or after such consent, assignment, subletting or other Lease Transfer or Corporate Transaction, and the Transferee or assignee shall be jointly and severally liable with Tenant for the payment of rent (or, in the case of sublease, rent in the amount set forth in the sublease) and for the performance of all other terms and provisions of this Lease. The consent by Landlord to any Lease Transfer or Corporate Transaction shall not relieve Tenant or any such Transferee or assignee from the obligation to obtain Landlord’s express prior written consent to any subsequent Lease Transfer or Corporate Transaction. The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any Lease Transfer or Corporate Transaction.

14.5      Permitted Transfers. Notwithstanding anything to the contrary contained herein, Tenant shall have the right to assign the Lease, sublet the Premises or otherwise transfer Tenant’s interest under the Lease to: (i) any parent, affiliate or subsidiary entity of Tenant, (ii) any entity resulting from a merger, spin off or split up involving Tenant or its parent entity, if any, and (iii) any person or entity acquiring substantially all of Tenant’s real estate interests, assets or business operations in the region of the Premises.  Except as specifically set forth herein, any such transfer shall not be subject to the foregoing provisions of this Section 14, be prohibited or require Landlord’s consent.   Any event set forth in items (i) through (iii) above shall be subject to the following conditions:  (a) Tenant and its successor, survivor or purchaser in or other party to the transaction shall remain fully liable during the unexpired term of this Lease; (b) all the terms, covenants and conditions of this Lease, including the Permitted Use, shall continue to apply; and (c) the acquiring entity, and/or Tenant in the event Tenant survives the transaction, shall have, in the aggregate in Landlord’s reasonable business judgment, a net worth sufficient to satisfy its obligations under this Lease.  If the net worth of the resulting entity (excluding goodwill), plus the net worth of the surviving entity, is less than the lesser of (a) the net worth of Tenant as of the Commencement Date of this Lease, or (b) the net worth of Tenant at the time of the proposed transfer, then such transfer shall require the reasonable consent of Landlord.  In no event shall the public sale of stock in Tenant or its parent or subsidiaries be deemed to constitute a transfer of this Lease.

15.         DAMAGE OR DESTRUCTION.

15.1       Damage to Premises Covered by Insurance. Subject to the terms of Section 15.5 of this Lease, if the Premises are physically damaged or destroyed by fire or other casualty insurable under standard fire and extended coverage insurance (the “Insured Event”) so as to become partially or totally untenantable, the Premises shall be repaired and restored by Landlord and Tenant with due diligence. The repairs shall commence as soon as reasonably possible following the Insured Event. Landlord’s obligation to repair and restore shall be limited to the restoration of the work designated as Landlord’s Work in Exhibit “D” and Tenant shall be obligated to restore the remainder of the Premises.

15.2      Damage to Premises not Covered by Insurance. If the Premises shall at any time be physically damaged or destroyed by a casualty not insurable under standard fire or extended coverage insurance so as to become substantially or totally untenantable (the “Uninsured Event”), then Landlord shall have the right to either repair and restore the work designated as Landlord’s Work in Exhibit “D” as it relates to the Premises, or to terminate this Lease. Such election shall be made by Landlord upon notice to Tenant within thirty (30) days after the occurrence of the Uninsured Event. If Landlord elects to restore such restoration shall not exceed what is required to restore the Premises to a condition similar to that at the time of the original delivery of the Premises to Tenant and, then Tenant shall be required to repair with diligence the remainder of the Premises. If Landlord elects to terminate this Lease, this Lease shall terminate sixty (60) days after the date of the occurrence of such Uninsured Event and all rent shall be adjusted effective as of the date of occurrence such casualty.

15.3      Destruction of the Complex. If all or any portion of the Office Building shall be physically damaged or destroyed by fire or other cause (regardless of whether the Premises may be affected thereby) to the extent that the cost of restoration thereof would exceed 25% of the amount it would have cost to replace the Complex in its entirety at the time such damage or destruction occurred (the “Major Event”), then Landlord may elect to repair that portion of the Complex owned by Landlord within a reasonable time after such Major Event, provided that Landlord shall not be obligated to expend for such rebuilding and repairing an amount in excess of the insurance proceeds recovered or recoverable as a result of such Major Event, or Landlord may elect to terminate this Lease upon thirty (30) days’ notice to Tenant, which notice shall be given, if at all, within sixty (60) days after the date of such Major Event. In the event of such termination, this Lease shall cease thirty (30) days after such notice is given and all rent shall be adjusted effective as of the date of such Major Event.

15.4       Rent Abatement. If the Premises are damaged or destroyed and Tenant is prevented from occupying and does not occupy the Premises or any part thereof for ten (10) consecutive business days, Annual Base Rent and other charges hereunder shall be abated during any period in which such damage or destruction continues to materially interfere with the operation of Tenant’s business in the Premises. Rent abatement shall be Tenant’s sole right against Landlord by reason of such damage or destruction and such abatement shall apply only during the period commencing with such damage or destruction and ending thirty (30) days after Landlord substantially completes its repairs or when Tenant reopens the Premises for business, whichever is earlier.

15.5       Destruction Cancellation. If the Premises are physically damaged or destroyed to the extent that the cost of the restoration would exceed 25% of the amount it would have cost to replace the Premises in their entirety at the time such damage or destruction occurred, and if the unexpired portion of the Term of this Lease shall be one year or less on the date of the damage or destruction, then either party may elect to terminate this Lease by giving notice to the other party of its election to do so within sixty (60) days after such occurrence. If either party exercises such right, then this Lease shall cease as of the date of such notice and all rent and other charges payable by Tenant shall adjusted as of that date.

15.6       Tenant Right to Terminate. If Landlord is required to under this Lease or otherwise elects to restore the Premises, Landlord shall, within sixty (60) days following the date of the damage or casualty, cause a contractor or architect selected by Landlord to give notice (the “Restoration Notice”) to Tenant of the date which such contractor or architect reasonably estimates that the restoration of the Premises (excluding any Tenant’s property, Tenant Improvements, Landlord’s Work, or other improvements to the Premises) and applicable portions of the Building shall be substantially complete. If such date, as set forth in the Restoration Notice, is more than nine (9) months from the date of such damage or casualty, then Tenant shall have the right to terminate this Lease by giving notice (the “Termination Notice”) to Landlord not later than ten (10) business days following Tenant’s receipt of the Restoration Notice. If Tenant delivers such Termination Notice to Landlord, this Lease shall be deemed to have terminated and Tenant shall vacate and surrender the Premises as of the date of the Termination Notice.

16.         EMINENT DOMAIN.

Except as may be otherwise agreed to by Landlord and Tenant as provided in this Section, if all of the Premises, or such portion of the Premises and/or Building or access thereto (including access to parking at the Complex) as renders the remainder impractical for the Permitted Use, are taken by any public authority under the power or threat of eminent domain or by private purchase in lieu thereof, then the term of this Lease shall cease as of the date possession shall be taken by such public authority, and Landlord shall make a pro rata refund of any Annual Base Rent that may have been paid in advance. In the event that less than the entire Building is so taken and the Premises are not in that portion of the Building so taken and provided the Premises are not rendered untenantable thereby but Landlord reasonably determines that operation of the remainder of the Building is thereby rendered impracticable, then this Lease shall terminate only at the option of Landlord. In the event that only a part of the Premises is so taken and the parties agree that this Lease shall not so terminate, there shall be a pro rata reduction in Annual Base Rent for the period following such taking, and all other terms and provisions hereof shall remain in full effect. All damages awarded for any such taking shall belong to and be the property of Landlord for diminution in value to this leasehold or to the fee of the Premises; provided, however, that Landlord shall not be entitled to any portion of the award made to Tenant for loss of business, depreciation to and cost of removal of stock and fixtures. For the avoidance of doubt, any temporary closure of the Premises pursuant to a government order does not satisfy the requirements of an eminent domain taking under this paragraph.

17.         MORTGAGEE PROTECTION.

17.1      Subordination of Lease. This Lease shall be subject and subordinate at all times to the lien of any existing mortgage and other financing documents and the lien of any mortgages and other financing documents that hereafter may be made a lien upon the Building and Complex and the real property upon which it is situated; provided, however, that the secured party named in each such mortgage or other financing document (a “Mortgagee”) shall agree to recognize this Lease in the event of foreclosure if Tenant is not then in default and if Tenant agrees to attorn to such Mortgagee as Landlord under this Lease. In the event a Mortgagee elects to have this Lease a prior encumbrance, then and in such event upon Mortgagee notifying Tenant to that effect, this Lease shall be deemed a prior encumbrance whether this Lease is dated prior or subsequent to the date of Mortgagee’s encumbrance. Within twenty (20) days following Landlord’s request, Tenant will execute and deliver a subordination agreement in substantially the form reasonably required by Landlord’s lender, any certificates of subordination and other documents desirable to effect the purpose of this Section 17.1; provided, however, that each Mortgagee shall agree to recognize this Lease in the event of foreclosure if Tenant is not then in default. Failure of Tenant to comply with the foregoing requirements within twenty (20) days following Landlord’s request shall be deemed an Event of Default.

17.2       Insurance. Whenever under this Lease policies of insurance or bonds are to be provided for the benefit of Landlord, the same shall, at the option of Landlord, be made payable to and shall secure Landlord and/or any Mortgagee.

17.3      Estoppel Certificate. Tenant shall, within twenty (20) days following a request from Landlord, execute and deliver to Landlord an Estoppel Certificate attesting to the terms and condition of this Lease and the compliance to date of Landlord with the terms and conditions of this Lease and such other matters as requested by Landlord concerning the tenancy of Tenant under this Lease. In the event that Tenant asserts any default by Landlord, Tenant shall set forth such alleged default or defaults upon the said certificate in detail and attest to the fact that those listed defaults are the only defaults by Landlord hereunder. In the event Tenant fails to comply with the foregoing requirements within five (5) business days following Landlord’s request (given after the expiration of the twenty (20) day period), this Section 17.3 shall constitute Tenant’s appointment of Landlord as its attorney-in-fact to execute any certificates of subordination and other accounts desirable to effect the purpose of this Section 17. 3.

17.4      Mortgagee’s Performance. Tenant agrees to give to any Mortgagee(s), by registered mail, a copy of any notice of default served upon Landlord, provided that prior to such notice Tenant has been notified in writing of the address of such Mortgagee, which notice shall state that it is given pursuant to this Section of the Lease and that copies of notices shall be sent to such Mortgagee. If Landlord shall have failed to cure such default within thirty (30) days from the effective date of such notice of default or such longer time as Landlord may be provided under this Lease, then the Mortgagee shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary to cure such default and this Lease shall not be terminated so long as such remedies are being diligently pursued.

18.          RELOCATION OF PREMISES.

Landlord reserves the right to relocate Tenant one time into substitute premises on the second floor or higher and of the same or greater square footage, comparable configuration, and with substantially similar window area and views of the pond adjacent to the Building (the “Relocation Premises”) upon one hundred twenty (120) days prior written notice to Tenant, and the Annual Base Rent at the Relocation Premises shall be the same as the original Premises even if the Relocation Premises are larger in area than the Original Premises.  If Landlord exercises such right, Landlord shall, at its own expense, construct improvements at the Relocation Premises, with equal or greater quality of finish work as in the original Premises, and shall, at Landlord’s own expense, move Tenant’s personal property (excluding telephone and computer systems) to the Relocation Premises.  In addition, Landlord shall reimburse Tenant for the actual, out-of-pocket expenses incurred by Tenant to move into the Relocation Premises including relocating its telephone service and computer systems and required stationary changes due to address changes (the “Tenant Move Reimbursables”).  In addition to the Tenant Move Reimbursables, and provided that no Event of Default then exists, Base Rent shall be abated for the first one (1) month of Tenant’s occupancy of the Relocation Premises.

19.         SIGNAGE.

Tenant, at Landlord’s sole cost and expense, shall have the right to building standard internal directory and suite signage. No other signage shall be displayed by Tenant without the prior written consent of Landlord.

20.         ENVIRONMENTAL COMPLIANCE

20.1.      Landlord hereby agrees that if at anytime during the term of this Lease it should be determined that the Building, Complex or Premises were contaminated with Hazardous Material on the Commencement Date of this Lease (whether or not due to any acts or omissions of Landlord) or thereafter because of any acts or omissions of Landlord, Landlord agrees to indemnify and hold Tenant harmless from any and all claims, liabilities, damages and obligations of any nature arising from or as a result of such contamination.

20.2.      Tenant represents, warrants, and covenants to Landlord that:

(a)         Tenant will comply with all applicable laws, ordinances, and regulations (including consent decrees and administrative orders) relating to public health and safety and protection of the environment, including those statutes, laws, regulations, and ordinances identified in subparagraph (f), all as amended and modified from time to time (collectively, “Environmental Laws”) with respect to Tenant’s use of the Premises, provided that Tenant shall have no responsibility with respect to any Hazardous Materials not introduced to the Leased Premises by Tenant, its employees, agents, contractors or invitees. Tenant agrees to obtain and keep in effect all governmental permits and approvals relating to the use or operations of the Premises required by applicable Environmental Laws, and Tenant agrees to comply with the terms of the same.

(b)         Tenant will not generate, manufacture, store, treat, transport, release, or dispose of “Hazardous Material,” as that term is defined in subparagraph (f), on, in, under, about or from the Premises, Complex or Building, other than in such quantities as are required for the conduct of Tenant’s business as allowed under this Lease, and other than those lawfully incorporated into the Premises, in keeping with good construction practices, as appropriate building materials, and then only in compliance with all Environmental Laws, health, safety, handling, reporting and disclosure laws, regulations and rules. Tenant shall promptly provide to Landlord upon written request, but not more often than once in any twelve month period unless Landlord has reasonable cause to believe that Tenant is not in compliance with this Section 20, a detailed list of such materials used in the conduct of Tenant’s business or incorporated in the Premises (other than Hazardous Materials commonly used in accordance with Environmental Laws in the cleaning, maintenance or daily operations associated with the Permitted Use), together with copies of all applicable permits related to such materials, if any. If any Hazardous Material (other than as permitted in the foregoing sentence) is found on the Premises, or if Tenant or any one of its employees, agents, contractors, suppliers or invitees causes, contributes to or aggravates any release or disposal of any Hazardous Material on, in, under or about the Premises, or Building, Tenant, at its own cost and expense will immediately take such action as is necessary to detain the spread of and remove the Hazardous Material to the complete satisfaction of Landlord and the appropriate governmental authorities.

(c)        Tenant will promptly notify Landlord and provide copies upon receipt of all written complaints, claims, citations, demands, inquiries, reports, or notices relating to Tenant’s compliance with Environmental Laws. Tenant will, at its sole cost, promptly cure and have dismissed with prejudice any such action. Tenant will keep the Premises, Complex and Building free of any lien imposed pursuant to any Environmental Laws on account of Tenant’s generation, manufacture, storage, treatment, transportation, release, or disposal of Hazardous Material.

(d)       If Tenant breaches or fails to comply with any of the foregoing warranties, representations, and covenants, Landlord may cause the removal (or other cleanup acceptable to Landlord) of any Hazardous Material (other than those expressly authorized herein) from the Premises, Building or Complex. The costs of such Hazardous Material removal and any other cleanup (including transportation and storage costs) will be additional rent under this Lease, whether or not a court or administrative agency has ordered the cleanup, due and payable on Landlord’s demand. Tenant thereby grants Landlord, its employees, agents and contractors, access to the Premises to remove or otherwise clean up any Hazardous Material. Landlord, however, except as specifically set forth herein, has no affirmative obligation under this Lease to remove or otherwise clean up any Hazardous Material, from the Premises, Building or Complex and nothing in this Lease will be construed as creating any such obligations.

(e)         Tenant agrees to indemnify, defend, and hold Landlord and Landlord’s affiliates, shareholders, partners, directors, officers, employees and agents free and harmless from and against all losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, costs, judgments, suits, proceedings, damages (including consequential damages), disbursements, or expenses of any kind (including attorneys’ and experts’ fees and expenses and fees and expenses incurred in investigating, defending, or prosecuting any litigation, claim, or proceeding) that may at any time be imposed upon, incurred by, asserted, or awarded against Landlord or any of them in connection with or arising from or out of Tenant’s obligations hereunder.

This indemnification is the personal obligation of Tenant and shall survive termination of this Lease. Tenant, its successors, and assigns waive, release, and agree not to make any claim or bring any cost recover action against Landlord under CERCLA, as that term is defined in subparagraph (f), or any state equivalent or any similar law now existing or enacted after this date.

(f)          For purposes of this Lease “Hazardous Material” means:

i.         “Hazardous substances” or “toxic substances” as those terms are defined by the Comprehensive Environmental Response, Compensation, and Liability Act (CERCLA), 42 U.S.C. #9601, et seq., as amended to and after this date.

ii.        “Hazardous wastes,” as that term is defined by the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. #6901, et seq., as amended to and after this date.

iii.       Any pollutant or contaminant or hazardous, dangerous, or toxic chemicals, materials, or substances within the meaning of any other applicable federal, state, or local law, regulation, ordinance, or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic, or dangerous waste substance or material, all as amended to and after this date.

iv.       Crude oil or any fraction of it that is liquid at standard conditions of temperature and pressure (60 degrees Fahrenheit and 14.7 pounds per square inch absolute).

v.         Any radioactive material, including any source, special nuclear, or by product material as defined at 42 U.S.C. #201 1, et seq., as amended to and after this date.

vi.       Asbestos in any form or condition.

vii.      Polychlorinated biphenyl’s (PCB’s) or substances or compounds containing PCB’s.

21.         DEFAULT.

21.1       Events of Default. The occurrence of any of the following shall constitute an “Event of Default” by Tenant:

(a)         Tenant fails to make any Monthly Installment or Additional Rent payment within five (5) business days of the due date.

(b)         Tenant abandons the Premises; provided, however, that vacation of the Premises by Tenant, by itself, shall not constitute an Event of Default hereunder.

(c)         Tenant fails to comply with any of the provisions of Section 20 - Environmental Compliance.

(d)         Any guarantor of this Lease is in default under any guaranty of this Lease.

(e)        Tenant fails, within ninety (90) days after the commencement of any proceedings against Tenant seeking relief under any reorganization, arrangement, consolidation, readjustment, liquidation, dissolution or similar arrangement or proceeding under any state or federal bankruptcy or other statute, law or regulation, to have such proceedings dismissed, or Tenant fails, within ninety (90) days after any appointment pursuant to any state or federal bankruptcy or other statute, law or regulation, without Tenant’s consent or acquiescence, of any trustee, receiver or liquidator for the Premises, for Tenant or for all or any substantial part of Tenant' s assets, to have such appointment vacated.

(f)         Tenant fails to perform or comply with any provision of this Lease other than those described in (a) through (e) above, and such failure is not cured within thirty (30) days after written notice to Tenant or, if such failure cannot be cured within such thirty (30) day period, Tenant fails within such thirty (30) day period to commence, and thereafter diligently proceed with, all actions necessary to cure such failure as soon as reasonably possible but in all events within ninety (90) days of such notice; provided, however, that if Landlord in its reasonable judgment determines that such failure cannot or will not be cured by Tenant within such ninety (90) days, then such failure shall constitute an Event of Default immediately upon such notice to Tenant.

21.2       Remedies. Upon the occurrence of an Event of Default, Landlord shall have the following remedies, which shall not be exclusive but shall be cumulative and shall be in addition to any other remedies now or hereafter allowed by law:

(a)         Landlord may, upon notice to Tenant and in accordance with and to the extent permitted by Minnesota law, terminate this Lease, or without notice to Tenant re-enter the Premises without terminating this Lease. No re-entry or taking possession of the Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a notice of such intention is given to Tenant (all other demands and notices of forfeiture or other similar notices being hereby expressly waived by Tenant). Upon the service of any such notice of termination and completion of applicable proceedings at law, the Term of this Lease shall automatically terminate. Should Landlord at any time terminate this Lease for any breach, in addition to any other remedies it may have, it may recover from Tenant all damages it may incur by reason of such breach, including the cost of recovering the Premises, reasonable attorneys’ fees, and the value at the time of such termination of any rent reserved in this Lease for the remainder of the term over the then reasonable rental value of the Premises for the remainder of such term, all of which amount shall be immediately due and payable from Tenant to Landlord.

(b)       Landlord may require that, upon any termination of the Lease or Tenant’s right to possession without termination of this Lease in accordance with the terms of this Lease and the requirements of Minnesota law, Tenant shall immediately surrender possession of the Premises to Landlord, vacate the same and remove all effects therefrom except those that may not be removed under other provisions of this Lease. If Tenant fails to surrender possession and vacate as aforesaid, Landlord may forthwith re-enter the Premises in accordance with Minnesota law and expel and remove Tenant and any other persons and property therefrom, without being deemed guilty of trespass, eviction, conversion or forcible entry and without thereby waiving Landlord’s rights to rent or any other rights given Landlord under this Lease or at law or in equity. If Tenant does not remove all effects from the Premises, Landlord may, in accordance with Minnesota law, either declare such effects abandoned and dispose of the same in any reasonable manner without liability to Tenant or any other party, or remove any or all of such effects in any manner it shall choose and store the same without liability to Tenant. Tenant shall pay Landlord on demand any expenses incurred in such removal and storage for any length of time during which the same shall be in Landlord’s possession or in storage.

(c)        Landlord can continue this Lease in full force and effect, and the Lease will continue in effect as long as Landlord does not terminate Tenant’s right to possession, and Landlord shall have the right to collect Annual Base Rent and Additional Rent when due. After Tenant’s right to possession is terminated Landlord may enter the Premises and may make such alterations and repairs as it shall determine may be reasonably necessary to relet the Premises and Landlord may (but shall not be required to) relet the same or any part thereof upon such terms and conditions as Landlord in its sole discretion may deem advisable. Upon any reletting, all rentals received by Landlord from such reletting shall be applied as follows: first, to the payment of any indebtedness other than rent or other charges due under this Lease from Tenant to Landlord; second, to the payment of any costs and expenses of such reletting, including brokerage fees, reasonable attorneys’ fees and costs of such alterations and repairs; and third, to the payment of Annual Base Rent and Additional Rent and other charges due and unpaid hereunder. In no event shall Tenant be entitled to receive any surplus of any sums received by Landlord on a reletting in excess of the rental and other charges payable hereunder. If such rentals and other charges received from such reletting during any month are less than those to be paid during that month by Tenant, Tenant shall pay any such deficiency to Landlord upon demand. No act by Landlord allowed by this Section shall terminate this Lease unless Landlord notified Tenant that Landlord elects to terminate this Lease. Landlord can terminate Tenant’s right to possession of the Premises at any time.

21.3     Receipt of Monies. No receipt of monies by Landlord from or for the account of Tenant or from anyone in possession or occupancy of the Premises after the giving of any notice under this Lease, including, without limitation, a notice of termination of this Lease, shall reinstate, continue or extend the Term of this Lease or affect any notice given to Tenant prior to the receipt of such money. No payment by Tenant or receipt by Landlord of a lesser amount than the charges herein reserved shall be deemed to be other than on account of the earliest stipulated rent or other charges, nor shall any endorsement or statement on any check or on any letter accompanying any check be deemed to be an accord and satisfaction. Landlord shall not be deemed to have accepted payment made to a “lockbox” or other depository until ten (10) days after Landlord’s actual receipt of the payment if, and only if, during said period Landlord did not refund or attempt to refund such payment. Landlord’s consent to or approval of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to waive or render unnecessary Landlord’s consent to or approval of any subsequent act by Tenant.

21.4      Bankruptcy. If at any time there exists an act of bankruptcy, which shall include the filing by Tenant, or any guarantor of a petition in bankruptcy (including, without limitation, a petition for liquidation, reorganization or for adjustment of debts of an individual with regular income), the filing of any such petition against Tenant or any guarantor with such party failing to secure a discharge thereof within thirty (30) days after the filing thereof, or Tenant or any guarantor becoming insolvent or admitting in writing an inability to pay its debts as they mature, or making an assignment for the benefit of creditors or petitioning for or entering into an arrangement with creditors or a custodian being appointed or taking possession of Tenant’s or any guarantor's property whether or not a judicial proceeding is instituted, then this Lease at Landlord’s option shall (if permitted by law) be terminated, in which event neither Tenant, any guarantor, nor any person claiming through or under Tenant or any guarantor or by virtue of any statute or court order shall be entitled to possession of the Premises. Landlord, in addition to the other rights and remedies given by this Lease or by virtue of any statute or rule of law, may retain as liquidated damages any rent or any monies received by Landlord from Tenant or others on behalf of Tenant.

21.5       Legal Expenses. In case suit shall be brought because of the breach of any agreement or obligation contained in this Lease on the part of Tenant or Landlord to be kept or performed, and a breach shall be established, the prevailing party shall be entitled to recover all expenses incurred therefor, including reasonable attorneys’ fees and legal expenses.

21.6       Landlord’s Right to Cure Default. If Tenant fails to perform any agreement or obligation on its part to be performed under this Lease and after the expiration of any applicable notice and cure period, Landlord shall have the right (but shall be under no obligation), if no emergency exists, to perform the same upon ten (10) days notice to Tenant, and, in any emergency, to perform the same immediately without notice or delay. For the purpose of curing Tenant’s defaults as aforesaid, Landlord shall have the right to enter the Premises and Tenant shall within ten (10) days after demand reimburse Landlord for any costs incurred by Landlord to cure any of Tenant’s defaults, including reasonable attorneys’ fees. Except for gross negligence or willful misconduct by Landlord, Landlord shall not be liable for any loss, inconvenience, annoyance or damage resulting to Tenant or anyone holding under Tenant for any action taken by Landlord pursuant to this Section. Any act done by Landlord pursuant to this Section shall not constitute a waiver of any such default by Tenant or a waiver of any covenant, term or condition herein contained or the performance thereof.

21.7       Rights and Remedies. The rights and remedies given to Landlord in this Lease are distinct, separate, non-exclusive and cumulative rights and remedies, in addition to every other remedy at law or in equity, and may be exercised concurrently. No delay or failure by Landlord to insist upon the strict performance of any agreement, term, covenant or condition hereof, or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach, agreement, term, covenant or condition. No waiver by Landlord of any breach (including recurrent failure to timely pay rent) by Tenant under this Lease or of any breach by any other tenant under any other lease of any portion of the Building shall affect or alter this Lease in any way whatsoever or be construed as a waiver of any subsequent breach.

21.8      Security Deposit. Tenant shall pay Landlord the Security Deposit, concurrently with the execution of this Lease, which sum shall be retained by Landlord as security for Tenant’s full, timely and faithful performance of all of Tenant’s obligations hereunder, including but not limited to the payment of Annual Base Rent, Operating Expenses and Real Estate Taxes. If Tenant fails to pay such amount or any other charges hereunder or otherwise defaults with respect to any provisions of this Lease, Landlord may, at its option, apply all or any portion of the Security Deposit to the payment thereof or for payment of any other sums for which Landlord may become obligated by reason of Tenant’s default, or to compensate Landlord for any loss or damage that Landlord may suffer thereby. If Landlord so uses or applies all or any portion of the Security Deposit, Tenant shall, within ten (10) days after written demand therefor, deposit with Landlord an amount sufficient to restore the Security Deposit to the full amount stated in Section 1.17, above, and Tenant’s failure to do so shall be a material breach of this Lease. Tenant shall not be entitled to any interest upon the Security Deposit, nor shall Landlord be required to segregate or hold the Security Deposit separate from Landlord’s other funds, but shall carry such sum as a bookkeeping entry only. In the event that Tenant shall fully perform the covenants and provisions of this Lease, Landlord shall refund the Security Deposit, or the unused balance thereof, if any, to Tenant within thirty (30) days after the expiration or sooner termination of the term of this Lease.

21.9       Default by Landlord. Landlord shall not be deemed to be in default under this Lease until Tenant has given Landlord written notice specifying the nature of the default and unless Landlord does not cure the default within thirty (30) days after receipt of the notice or within such reasonable time thereafter as may be necessary to cure the default where it is of such a character as to reasonably require more than thirty (30) days to cure. In the event of a default by Landlord, Tenant's remedies shall be limited to suits for damages and/or injunctive relief. In no event shall Tenant have the right to terminate the Lease.

22.         SURRENDER OF POSSESSION.

22.1       Condition. At the expiration of the term hereof, Tenant shall surrender the Premises broom-clean in good condition and repair.

22.2      Holding Over. In the event Tenant remains in possession of any part of the Premises after the expiration of the tenancy created hereunder, without Landlord’s written consent, Tenant shall be considered a hold-over tenant subject to all of the conditions of this Lease insofar as the same are applicable to a hold-over tenant, except that the Monthly Installment of Annual Base Rent payable by Tenant shall be an amount equal to 125% of the Annual Base Rent and Additional Rent paid by Tenant during the last month of the Term or any Extended Term allowed hereunder. Notwithstanding anything to the contrary contained herein, during any hold-over tenancy, Tenant shall vacate the Premises within thirty (30) days of receipt of Landlord’s written notice (“Holdover Notice To Vacate”). If Tenant remains in possession of the Premises after the Holdover Notice To Vacate without the execution of a new lease, it shall be occupying the Premises as a tenant at sufferance, subject to all of the conditions of this Lease insofar as the same are applicable to tenant at sufferance, except that the monthly rent payable by Tenant shall be an amount equal to 200% of the Annual Base Rent and Additional Rent paid by Tenant during the last month of the Term or any Extended Term allowed hereunder. Tenant shall indemnify and hold Landlord harmless from and against all claims, liabilities, damages, costs or expenses, including reasonable attorneys’ fees and costs of defending the same, incurred by Landlord and arising from Tenant’s failure to timely surrender the Premises, including (i) any rent payable by or any loss, cost, or damages, including lost profits, proven by any prospective tenant of the Premises, and (ii) Landlord’s damages as a result of such prospective tenant rescinding or refusing to enter into the prospective lease of the Premises by reason of such failure to timely surrender the Premises. Nothing contained herein shall limit Landlord’s right to evict Tenant as allowed under Minnesota law.

22.3       Fixtures. All partitions, wallcovering, ceilings, sinks, plumbing, floor covering, and other improvements within the Premises shall become the property of Landlord at the moment of completion of installation; provided, however, Landlord may direct Tenant to remove, at Tenant’s sole cost and expense, any such improvements, upon the termination of this Lease not previously approved by Landlord and any such other improvements required to be removed as indicated by Landlord at the time of Landlord’s consent to same. Tenant shall, at its sole cost and expense, remove all plenum wiring and other cabling located in the ceiling of the Premises upon the termination of this Lease. Tenant shall retain ownership of all of Tenant’s furniture, equipment, personal property, removable trade fixtures and machinery (“Tenant’s Property”) placed in the Premises by Tenant. Prior to the expiration of the Term, Tenant shall remove all Tenant’s Property and repair any damages occasioned by such removal at Tenant’s expense. Upon the failure of Tenant to remove Tenant’s Property prior to expiration of the Term, all remaining Tenant’s Property shall, at Landlord’s election, be deemed abandoned by Tenant.

23.         NOTICES.

Any notice, demand, consent, approval, direction, agreement or other communication required or permitted under this Lease or any other documents in connection herewith shall be in writing to Tenant at the address set forth in Section 1.3 or the Landlord at its then current address for the payment of rent under this Lease. Notices shall be deemed sufficient notice and service, if such notice is delivered (i) personally or by a nationally-recognized overnight courier service providing proof of delivery, in which case they shall be deemed delivered on the date of delivery (or first business day thereafter if delivered other than on a business day); (ii) by U.S. certified mail, postage prepaid, return receipt requested, in which case they shall be deemed delivered on the date shown on the receipt unless delivery is refused or delayed by the addressee in which event they shall be deemed delivered on the third day after the date of deposit in the U.S. Mail; or (iii) by electronic transmission. Either party may hereafter change the address for notice stated in Section 1, above, by notifying the other party in writing of the new address.

24.         OCCUPANCY.

If Landlord permits Tenant to occupy the Premises prior to the Commencement Date, such occupancy shall be governed by all of the terms and conditions of this Lease, including the requirement under Section 13 of this Lease to maintain insurance. However, Tenant shall not owe Landlord any sums for Annual Base Rent, Real Estate Taxes or Operating Expenses associated with the Premises during said early occupancy period. Landlord shall notify Tenant, for the purpose of installing Tenant’s equipment, furnishings and personal property, and installing Tenant’s data and communication lines. Tenant and Landlord shall cooperate during such period to avoid disruption of the work being performed by the other party or its employees, agents or contractors.

25.         JOINT AND SEVERAL LIABILITY.

In the event that two or more individuals, corporations, partnerships or other entities (or any combination of two or more thereof) shall sign this Lease as Tenant, the liability of each individual, corporation, partnership or other entity to perform all obligations hereunder shall be deemed to be joint and several. In like manner, in the event that Tenant shall be a partnership or other business association, the members of which are, by virtue of statute, or general law, subject to personal liability, then and in that event, the liability of each such member shall be deemed to be joint and several.

26.         QUIET ENJOYMENT.

So long as Tenant is not in default beyond any applicable notice and cure periods under any of the covenants and agreements of this Lease, Tenant’s quiet and peaceable enjoyment of the Premises shall not be disturbed by Landlord or by any person claiming by, through, or under Landlord.

27.         BROKERAGE FEES.

Tenant represents that it has not had or dealt with any realtor, broker or agent in connection with the negotiation of this Lease, except for CBRE and Rokos Advisors (“Brokers”), and Tenant shall pay and hold Landlord harmless from any cost, expense or liability (including costs of suit and attorneys’ fees) for any compensation, commission or charges claimed by any realtor, broker or agent with respect to this Lease and the negotiation thereof claiming to represent Tenant, other than a claim of the Brokers and a claim based upon any written agreement between such person and Landlord. Landlord represents that it has not entered into a written agreement with any broker other than the Brokers, with respect to the leasing of the Premises and which is in effect this date. Landlord shall compensate the Brokers pursuant to a separate agreement. In addition, Landlord shall hold Tenant harmless from any cost, expense or liability (including costs of suit and attorneys’ fees) for any compensation, commission or charges claimed by any realtor, broker or agent with respect to this Lease and the negotiation thereof claiming to represent Landlord.

28.         GENERAL.

28.1       Consent. Whenever under this Lease provision is made for Tenant to secure the consent of Landlord, such consent shall be in writing. The consent by either party to any act by the other party of a nature requiring consent shall not be deemed to constitute consent to any similar act.

28.2       Lease Negotiation. The submission of this Lease for examination does not constitute an offer, a reservation of or option for the Premises, and this Lease shall become effective only upon execution and delivery thereof by both parties.

28.3       No Modification. This writing is intended by the parties as a final expression of their agreement and as a complete and exclusive statement of the terms thereof. No course of prior dealings between the parties or their officers, employees, agents or affiliates shall be relevant or admissible to supplement, explain or vary any of the terms of this Lease. No representations, understandings or agreements have been made or relied upon in the making of this Lease other than those specifically set forth herein. This Lease can be modified only by a writing signed by the party against whom the modification is enforceable.

28.4       Severability. If any term or provision of this Lease, or any portion thereof, or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, then the remainder of this Lease and the application of such term or provision to persons or circumstances, other than those as to which it is held invalid or unenforceable, shall not be affected and shall be valid and be enforced to the fullest extent permitted by law.

28.5       Third Party Beneficiary. Nothing contained in this Lease shall be construed so as to confer upon any other party the rights of a third party beneficiary except rights contained herein for the benefit of Landlord’s Mortgagee.

28.6       Headings. The headings of the Sections and Subsections herein are for convenience only, and do not limit or construe the contents of such Sections and Subsections.

28.7      Force Majeure. Whenever a period of time is herein provided for either party to perform, said party shall not be responsible for, and there shall be excluded from the computation of such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, acts of a public enemy, beyond its reasonable control. This Section shall not excuse Tenant from the prompt payment of rent, additional rent, or any other payments required by the terms of this Lease.

28.8       Parties in Interest. The terms, conditions, covenants and agreements herein contained shall inure to the benefit of and shall bind the parties hereto and their respective successors and permitted assigns.

28.9      Waiver. No provisions of this Lease shall be deemed waived unless such waiver is in writing and signed. The waiver of any breach of any provision of this Lease shall not be deemed a waiver of such provision or of any subsequent breach of the same or any other provision of this Lease. No delay or omission in the exercise of any right or remedy shall impair such right or remedy or be construed as a waiver. Landlord’s acceptance of any payment of rent due under this Lease shall not be deemed a waiver of any default by Tenant under this Lease, including Tenant’s recurrent failure to timely make Monthly Installment or Additional Rent payments, and no endorsement or statement on any check or accompanying any check or payment shall be deemed an accord and satisfaction. Landlord’s consent to or approval of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to waive or render unnecessary Landlord’s consent to or approval of any subsequent act by Tenant.

28.10     Jury Trial. Landlord and Tenant hereby mutually waive any and all rights which either may have to request a jury trial in any proceeding at law or in equity in any court of competent jurisdiction.

28.11     Limitation of Liability. Tenant acknowledges and agrees that the liability of Landlord under this Lease shall be limited to its interest in the Building and any judgments rendered against Landlord shall be satisfied solely out of the proceeds of sale of its interest in the Building. No personal judgment shall lie against Landlord upon extinguishment of its rights in the Building and any judgment so rendered shall not give rise to any right of execution or levy against Landlord’s assets. The provisions hereof shall inure to Landlord’s successors and assigns including any Mortgagee. The foregoing provisions are not intended to relieve Landlord from the performance of any of Landlord’s obligations under this Lease, but only to limit the personal liability of Landlord in case of recovery of a judgment against Landlord.

28.12     Authority. If Tenant is a corporation, partnership or other form of business entity, each of the persons executing this Lease on behalf of Tenant warrants and represents that Tenant is a duly organized and validly existing entity, that Tenant has full right and authority to enter into this Lease and the persons signing on behalf of Tenant are authorized to do so and have the power to bind Tenant to this Lease. Tenant shall provide Landlord upon request with evidence reasonably satisfactory to Landlord confirming the foregoing representations.

28.13     No Partnership. Nothing contained in this Lease shall be interpreted as creating a partnership, joint venture, or relationship of principal and agent between Landlord and Tenant, it being understood that the sole relationship created hereby is one of landlord and tenant.

28.14     Applicable Law. This Lease shall be governed by and construed in accordance with the laws of the State of Minnesota.

28.15     Entire Agreement.

(a)         This Lease contains the entire understanding and agreement of the parties hereto. All prior negotiations, understandings and agreements between the parties have been incorporated herein and are superseded hereby.

(b)         Tenant acknowledges and agrees that no prior information provided or statements made by Landlord or its agent(s) (“Prior Information”), including without limitation, estimated Operating Expenses and Real Estate Taxes, any other financial matters, and any matters related to:

(i)	Any of the premises in the Building or Complex;
(ii)	The Building itself or the Complex itself; or
(iii)	The number or kind of tenants in the Building or Complex,

have in any way induced Tenant to enter into this Lease.

(c)          Tenant acknowledges that prior to entering into this Lease, the Tenant has satisfied itself of all its concerns by conducting an independent investigation of the validity of such Prior Information.

28.16     Restrictive Covenants at Carlson Center. Tenant’s use of the Premises shall comply with the restrictive covenants now in force or later imposed on the Premises.

28.17     Additional Terms. Additional terms to this Lease, if any, are attached as Exhibit “A”.

28.18     Contractor Approval. Landlord shall approve all contractors hired by the Tenant to perform work in the Building, including, without limitation, contractors performing Tenant Improvements, furniture moving, and installation of data cabling, such approval not to be unreasonably withheld, conditioned or delayed. It shall be reasonable for Landlord to disapprove any contractor, installer, or worker performing any work on or in the Premises, Building, or Complex for, without limitation, the following reasons, (a) the Contractor cannot provide financial assurances reasonably necessary in order to prove its ability to honor its contractual obligations, or (b) the contractor has not demonstrated the required skill necessary to perform the work set forth in its contract with Tenant. Landlord acknowledges that the following contractors are approved: All Covered; Alternative Business Furniture.

28.19 Intentionally Omitted.

28.20         Tenant Financial Information.         If neither Tenant nor any guarantor of this Lease is then listed on a nationally recognized financial exchange, then within fifteen (15) days after written request therefor by Landlord, Tenant shall supply to Landlord such financial information as may be reasonably requested by Landlord in the following circumstances: (i) in connection with a prospective mortgage loan on the Building; (ii) in connection with any lease amendment or exercise of any tenant option or right; or (iii) in connection with a prospective sale of the Building or sale of an interest therein.

28.21         Counterparts/Electronic Signatures. This Lease may be executed in multiple counterparts, each of which shall be effective upon delivery and, thereafter, shall be deemed to be an original, and all of which shall be taken as one and the same instrument with the same effect as if each party had signed on the same signature page.  This Lease may be transmitted by fax or by electronic mail in portable document format ("pdf") and signatures appearing on faxed instruments and/or electronic mail instruments shall be treated as original signatures.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.

LANDLORD:

MEDICA SERVICES COMPANY, LLC,

A DELAWARE LIMITED LIABILITY COMPANY

By:            /s/ Mark Baird

Name:            Mark Baird

Title:          Chief Financial Officer

TENANT:

DIAMEDICA USA INC.,

A DELAWARE CORPORATION

By:            /s/ Scott Kellen

Name:           Scott Kellen

Title:            Chief Financial Officer

EXHIBIT “A”

ADDITIONAL TERMS AND CONDITIONS

This Exhibit forms a part of the Lease dated June 22, 2022, by and between Medica Services Company, LLC, a Delaware Limited Liability Company, Landlord, and Diamedica USA Inc., A Delaware Corporation, Tenant. The parties further agree as follows:

1.         Right of First Offer.

(a)         Landlord shall give Tenant a right of first offer to lease that space contiguous to the Premises, comprising of Suites 265 and 220 (the “Offer Space”), as shown on the attached Exhibit “C1”, subject to the terms and conditions of this Paragraph (the “Right of First Offer”).

(b)         If, at any time subsequent to the Commencement Date, prior to commencing advertising, showing or otherwise marketing the Offer Space, Landlord shall provide Tenant a first opportunity to lease the Offer Space by providing a notice indicating the terms on which Landlord would be willing to lease the Offer Space (“Landlord’s First Offer Notice”). Tenant shall have a period of ten (10) business days following receipt of Landlord’s First Offer Notice to give Landlord notice that Tenant will lease the Offer Space on the identical terms and conditions set forth in Landlord’s First Offer Notice. If Tenant responds affirmatively, then this Lease shall be amended to incorporate the terms included in Landlord’s First Offer Notice except that the term with respect to the Offer Space shall commence on the later of three (3) days after (i) the Offer Space becomes vacant and any tenant improvements being performed by Landlord are substantially complete; or (ii) Tenant’s acceptance of Landlord’s First Offer Notice. Landlord’s First Offer Notice may only be accepted in whole, not in part. Landlord and Tenant acknowledge that the Offer Space is vacant as of the date of this Lease and therefore Landlord shall not be obligated to send a Landlord’s First Offer Notice unless and until Landlord has a prospect interested in leasing the Offer Space.

(c)         If Tenant responds negatively or does not respond within such ten (10) business day period, then for the next 12 months Landlord shall be free to lease the Offer Space to any third party on terms substantial similar to the terms offered to Tenant. If the Offer Space remains available for lease after said 12-month, Landlord must give another Landlord’s First Offer Notice to Tenant. Failure of Tenant to accept Landlord’s offer within such ten (10) business day period shall render any subsequent attempted exercise void and of no effect, any principles of law to the contrary notwithstanding.

(d)         The Right of First Offer is personal to Diamedica and is not transferable (other than with respect to a Permitted Transfer). In the event of any assignment or subletting under this Lease all rights of Tenant under this Paragraph 1 shall automatically terminate and thereafter be null and void, except as may otherwise be agreed upon, in writing, by Landlord and Tenant. If the Tenant shall have committed a default hereunder which is not cured within the applicable notice and cure period either at the time of the attempted exercise or at the time of the proposed commencement of the term with respect to the Offer Space, the Right of First Offer shall automatically terminate and thereafter be null and void.

2.         Option to Extend. At the expiration of the initial term of this Lease, if this Lease shall then be in full force and effect and Tenant shall not then be in default under this Lease beyond the applicable cure period, Tenant shall have the option to extend this Lease for an extended term of five (5) years (the "First Extended Term"), upon the same terms and conditions stated in this Lease, except that the Annual Base Rent shall be at the Market Rent as determined below. In order to exercise the said option to extend, Tenant shall give Landlord written notice thereof not less than nine (9) months prior to the expiration of the initial term.

(a)    Landlord shall have no obligation to make any improvements to the Premises.

(b)    Monthly Installments of Annual Base Rent for the extended Term shall be equal to Market Rent (as determined below):

As used herein, “Market Rent” shall mean a fair market fixed annual rent for the Premises for the extended term commensurate with the fixed annual rents then being charged in the Building and in other office buildings located in the suburban Minneapolis area comparable to the Building in terms of age, size, quality of construction, visibility and amenities (“Comparable Buildings”), for premises of a similar size, location within the building and quality of build-out to the Premises under renewal leases for a similar term executed within the twelve (12) months immediately preceding delivery of the written notice (“Comparison Leases”); taking into account (i) the value of any free or reduced rent periods, tenant improvement allowances or similar concessions included under such Comparison Leases, (ii) any material economic differences between the terms of this Lease and any Comparison Lease, including, but not limited to, services included and the manner, if any, in which the landlord under any such Comparison Lease is reimbursed for operating costs and taxes; (iii) increases or possible increases or decreases in rent then being included in the Comparison Leases, including adjustments based on changes in price indices; and (iv) other factors normally taken into account in determining fair market rents.

Upon Landlord's written request, Tenant shall promptly execute and deliver to Landlord documentation confirming the commencement date, expiration date and applicable Monthly Installments of Annual Base Rent of any extended Term properly exercised by Tenant in accordance with the terms and conditions set forth above; provided, however, execution and delivery of such documentation shall in no event delay, or be required for the effectiveness of, any such dates.

Notwithstanding the foregoing, any option to extend the Term shall be deemed null and void, without the requirement of any notice and at Landlord's sole discretion, if one or more of the following has occurred:

i.         Tenant has been late in the payment of Monthly Installments of Annual Base Rent on three (3) or more occasions in either of the final two (2) Lease Years. For this purpose, a payment shall be deemed to be late if it is received by Landlord after the tenth day of the month in which such Monthly Installment of Annual Base Rent is due, regardless of whether or not such late payment also constitutes an event of default by Tenant under this Lease.

ii.         Tenant is in default beyond any applicable notice and cure period in the performance of any of its obligations under this Lease at the time Tenant exercises the option to extend or at the commencement of the extended Term.

iii.         Tenant has assigned its interest in and to this Lease (other than pursuant to a Permitted Transfer).

In the event that the parties have not agreed upon the fair rental value of the Premises prior to the date six (6) months before the commencement of the Extended Term, such value shall be determined by arbitration in before a single arbitrator as follows:

(i)         Landlord and Tenant shall have ten (10) days within which to select one (1) mutually agreeable arbitrator. If Landlord and Tenant fail to agree on one (1) arbitrator within the ten (10) day period, either party may promptly request the American Arbitration Association to appoint an arbitrator for the matter and said Association’s selection shall be binding upon Landlord and Tenant. Said Association shall appoint as arbitrator an individual with the following qualifications: not less than ten (10) years’ experience in the valuation of commercial rental properties in Suburban Hennepin County; and has never been a direct or indirect employee or agent of either Landlord or Tenant.

(ii)         Landlord and Tenant shall each submit to the arbitrator, in writing, a good faith determination of the fair rental value of the Premises.

(iii)          The arbitrator selected must choose either Landlord’s or Tenant’s good faith determination of the fair rental value of the Premises, and the arbitrator’s choice shall be final and binding upon the parties. In determining the fair rental value of the Premises and which of Landlord’s or Tenant’s determinations to select, the arbitrator shall consider all relevant factors. From the date of appointment, the arbitrator shall have thirty (30) days within which to render a decision as to the fair rental value of the Premises.

Judgment upon the award rendered by the arbitrator shall be binding upon the parties and may be entered in any court of competent jurisdiction. The arbitrator shall determine the liability of the parties for the costs of the arbitration and may allocate counsel fees, witness fees and other costs between the parties.

3.         Parking. As of the Commencement Date, Landlord hereby leases to Tenant, up to four (4) parking stalls contained in the lower level parking garage within the Building as depicted on Exhibit “C-2” to this Lease (the “Parking Spaces”) and Tenant hereby accepts and leases the Parking Spaces, from Landlord for the Term and extended term (if any), unless sooner terminated pursuant to any provision set forth in this Lease. If Tenant leases less than four (4) Parking Spaces at the Commencement Date, Landlord shall lease to Tenant any additional spaces if available (not to exceed a total of four (4) Parking Spaces, including the Parking Spaces leased as of the Commencement Date) upon thirty (30) days’ notice from Tenant. From the Commencement Date (or later commencement date with respect to any Parking Spaces not leased as of the Commencement Date), Tenant shall pay Landlord, as Additional Rent, for such Parking Spaces as it leases at a monthly rate commencing at One Hundred Fifty and 00/100 Dollars ($150.00) per stall, per month, plus any and all taxes, for the first Lease Year for each Parking Space and increasing 2% each successive Lease Year (“Parking Rent”). The Landlord shall provide two (2) parking spaces at no charge for the First Year of the Lease Term. Parking Rent shall be paid in equal monthly installments, as Additional Rent. The Parking Spaces and the Premises may be treated separately by Landlord under the terms of this Lease and Landlord shall not be required to provide any improvements in the event of a relocation of the Parking Spaces. Tenant shall use the Parking Spaces for parking passenger vehicles and for no other purpose. Parking shall be at the sole risk of Tenant and Tenant assumes all risk for damage which may occur to any vehicle. The Parking Spaces shall only be furnished such heat as is necessary for its use and shall not be furnished with air conditioning. Landlord shall maintain the parking garage. The Parking Spaces will not affect the determination of Tenant’s Pro Rata Share. Except as provided in this Paragraph 2, Tenant’s occupancy of the Parking Spaces shall be subject to all of the terms and conditions of this Lease as if the Parking Spaces were included in the definition of “Premises”. Failure to pay the monthly parking fee shall be an Event of Default.

EXHIBIT “B”

COMPLEX/BUILDING LEGAL DESCRIPTION

301 Carlson Parkway (the “Building”)

Lot 1, Block 1, Carlson Center Sixteenth Addition, Hennepin County, Minnesota.

401 Carlson Parkway

Lot 2, Block 1, Carlson Center Sixteenth Addition, Hennepin County, Minnesota.

B-1

EXHIBIT “C”

COMPLEX – BUILDING – CONSERVATORY

C-1

EXHIBIT “C-1”

PREMISES AND BUILDING SITE PLAN

301 CARLSON PARKWAY - 2nd FLOOR

301 Carlson Parkway Minnetonka, MN

Suite 255 & 275
Suite 240
Suite 220 -OFFER SPACE
10,295 SF
Suite 210
PREMISES
Suite 265 -
OFFER SPACE
1,772 SF

C-2

EXHIBIT “D”

LANDLORD’S WORK

“BASE BUILDING”

1.	Parking Area. Landlord shall provide asphalt parking areas.

2.	Building Shell. Landlord shall provide the building shell in accordance with the following specifications:

(a)         Frame. Structural steel, pre-cast concrete and masonry.

(b)         Wall. Exterior walls to be unpainted exposed masonry and the interior of the exterior walls to be glass, metal studs, insulation and 5/8” drywall above the glass area only.

(c)         Roof.

(d)         Exterior Door(s) and Windows. Per architectural plan. Window blinds shall be included on all windows.

(e)         Utilities. Water service lines to each floor, electric service lines to each floor, sanitary sewer line extension to floor.

(f)         Slab Floor. (No finishes) Machine trowelled.

(g)         Sprinkler System. Landlord shall install a fire sprinkler system in accordance with the requirements of the applicable bureau. The number of heads and spacing shall be designed as if the Building were completely open and undivided. Any revisions, additions, or relocations which the Tenant may desire to have done must be done in accordance with the requirements of the applicable rating bureau. All resulting revision work to be done on the sprinkler system must be performed as a Tenant Improvement.

(h)         Common Area. Fixtures and finishes installed.

(i)         Ceiling Grid. Installed.

(j)         Ceiling Tile and Light Fixtures. Installed.

(k)         Variable Air Volume Boxes. One per every 1,500 rentable square feet. Provided, but not installed.

(l)         HVAC. Roof Top equipment and main distribution lines installed. Base energy management system is included.

(m)          Card Access. Landlord shall provide an exterior, common area and elevator door card access system. Such system shall have the capability to allow Tenant access for a Premises card entry system.

D-1

EXHIBIT “E”

“TENANT IMPROVEMENTS”

1.         Preliminary Plans.         Landlord shall complete the installation of those certain tenant improvements (the "Tenant Improvements") substantially as described in the set of preliminary plans as prepared by BDH Design and dated March 16, 2022 (the “Preliminary Plans”).

2.         Final Plans. On or before thirty (30) days following the date of full execution of this Lease, Landlord shall submit to Tenant a set of Landlord’s proposed space and construction plans and specifications prepared by Landlord’s architect, for the Tenant Improvements. Within five (5) business days after Tenant’s receipt of Landlord’s initial plans and specifications Tenant shall either: (a) evidence its approval by endorsement on one (1) set of said plans and specifications (and return such signed or initialed set to Landlord); or (b) indicate those revisions or corrections which Tenant requires and the reasons therefor; provided Landlord shall not be obligated to accept any revisions which Landlord shall reasonably determine: (i) do not conform to the standards of design, motif and decor reasonably established or adopted by Landlord for the Building; (ii) would subject Landlord or the Premises to any additional cost, expense, liability, violation, fine, penalty, or forfeiture; would adversely affect the reputation, character, or nature of the Building; (iii) would provide for or require any installation of work which is or might be unlawful, create an unsound or dangerous condition, adversely affect the structural soundness of the Premises or Building; (iv) interfere with or abridge the use and enjoyment of any adjoining or other space in the Building, or (v) is of a special use or nature with little or no residual value (unless Tenant agrees to pay for such improvements and the removal thereof upon the expiration or earlier termination of this Lease). Landlord shall, within five (5) days thereafter, submit a set of proposed plans and specifications, as so revised or corrected, to Tenant for its approval in accordance with this paragraph, which plans will then be considered the final plans so long as they have adequately addressed all revisions and corrections previously specified by Tenant (the "Final Plans"). The Final Plans may subsequently be amended by Tenant provided that significant changes will require Landlord's prior written approval, which approval shall be given or reasonably refused within five (5) business days after receipt of such amended plans and specifications and, provided further that if such change order will delay the anticipated Commencement Date specified in Section 1 of the Lease the change order shall be considered a Tenant Delay (as hereinafter defined). The parties will work cooperatively to complete the plan approval process expeditiously.

3.         Work Commencement. Construction of the Tenant Improvements shall not commence unless and until: Landlord has (a) approved the Final Plans and (b) obtained all applicable building permits.

4.         Allowance. Subject to the conditions set forth herein, Landlord agrees to contribute up to $247,000.00 towards the Tenant Improvements (the “Improvement Allowance”). The reasonable costs of preparing the Preliminary Plans, Final Plans or construction drawings shall be considered a Tenant Improvement expense along with the Construction Management Fee and shall be paid from the Improvement Allowance. Landlord shall have the right to require that Tenant pay, in advance, the cost of any Tenant Improvements in excess of the Improvement Allowance and shall reserve the right to require that Tenant pre-pay any excess caused by change orders submitted by Tenant subsequent to the commencement of Tenant Improvements. In the event Tenant defaults in the performance of any of its monetary obligations under the Lease and fails to cure such default within the applicable cure period, then any portion of the Improvement Allowance paid to Tenant shall become immediately due and payable to Landlord as Additional Rent under the Lease. Subject to changes, if any, required by Final Plans or resulting from a Tenant Delay (as defined below), the Tenant Improvements shall be completed in accordance with the budget set forth at the end of this Exhibit “E”.

5.         Time and Schedule; Delay.

(a)         As stated in Section 4 of the Lease, Landlord shall use commercially reasonable efforts to Substantially Complete the Tenant Improvements. Tenant shall use commercially reasonable efforts to cooperate with Landlord with respect to the completion of construction of the Tenant Improvements. In the event that Substantial Completion of the Tenant Improvements is delayed due to a Tenant Delay (as defined below), the Commencement Date and the payment of Annual Base Rent and Additional Rent shall be accelerated by the number of days of such Tenant Delay.

(b)         A “Tenant Delay” means any actual delay that Landlord may encounter in the performance of Landlord’s obligations under this Exhibit E by reason of any act, neglect, failure or omission of Tenant, its agents, servants, employees, contractors or subcontractors, or in the performance of Tenant’s obligations under this Exhibit E or this Lease, including without limitation:

(i)

actual delay in supplying information, approving plans, specifications, or Final Plans or estimates, giving authorizations, or otherwise, including without limitation, submitting all documents to obtain a certificate of occupancy, including, without limitation, filing for a tax or business license if required by the state, city or county in which the Building is located;

(ii)	actual delay resulting from any changes, alterations or additions to the Final Plans requested by Tenant;

(iii)

actual delay due to Tenant’s or Tenant’s contractors’ performance or execution of Tenant’s own work including, but not limited to, Tenant’s installation of its furnishings, fixtures, or equipment, in or about the Premises or interference with the construction of the Tenant Improvements;

(iv)	actual delay due to Tenant’s failure to timely pay for any costs for the Tenant Improvements, Extra Work or change orders required of Tenant in the foregoing paragraphs; and

(v)	actual delay due to Extra Work.

6.         Extra Work.

(i)         If Tenant desires to make changes to the Final Plans or desires that extra work, materials or equipment not included in the Final Plans be performed by Landlord and its general contractor (“Extra Work”), then Tenant must deliver to Landlord information necessary to properly describe the Extra Work requested. Landlord shall submit a proposal to Tenant for such Extra Work within ten (10) days after receipt of such information. If Tenant decides to accept Landlord’s proposal and proceed with the Extra Work, Tenant shall be responsible to pay Landlord for same promptly following performance of such Extra Work in an amount equal to the actual cost of the work to Landlord from its general contractor.

(ii)         It shall be reasonable for Landlord to refuse to perform or approve any Extra Work for the reasons stated in paragraph 2 above or if such Extra Work, in Landlord’s reasonable opinion would cause a delay to the overall and final completion of the Tenant’s Improvements, unless Tenant agrees that the time period necessary to complete the Extra Work will be deemed a Tenant Delay.

(iii)         Tenant shall not engage any contractor to perform any Extra Work, unless Landlord has given Tenant notice of its refusal to perform such work and/or has otherwise approved the contractor that Tenant wishes to engage to perform such Extra Work.

(iv)         Notwithstanding the foregoing provisions, Landlord shall not authorize the general contractor to perform any Extra Work without prior written authorization from Tenant. This prohibition pertains, without limitation, to the issuance of a change order by Landlord to general contractor.

7.         Tenant Improvement Budget

EXHIBIT “F”

OFFICE RULES AND REGULATIONS

The following Rules and Regulations for tenants of 301 Carlson Parkway are additional provisions of the Lease to which they are attached. The capitalized terms used herein have the same meanings as the terms are given in said Lease.

1. Use of Common Areas. Tenant shall not obstruct the Common Areas, and Tenant shall not use the Common Areas for any purpose other than ingress and egress to and from the Premises. The Common Areas, except for the sidewalks, are not open to the general public and Landlord reserves the right to control and prevent access to the Common Areas of any person whose presence, in Landlord’s opinion, would be prejudicial to the safety, reputation or interests of the Building and its tenants.

2. No Access to Roof. Tenant has no right of access to the roof of the Building and shall not install, repair or replace any antenna, aerial, aerial wires, air-conditioner or other device on the roof of the Building, without the prior written consent of Landlord. Any such device installed without such written consent is subject to removal at Tenant’s expense without notice at any time. In any event Tenant shall be liable for any damages or repairs incurred or required as a result of its installation, use, repair, maintenance or removal of such devices on the roof and agrees to indemnify and hold harmless Landlord from any liability, loss, damage, cost or expense, including reasonable attorney’s fees, arising from any activities of Tenant’s agents or employees on the roof of the Building.

3. Signage. No sign, placard, picture, name, advertisement or notice visible from the exterior of the Premises will be inscribed, painted, affixed or otherwise displayed by Tenant on or in any part of the Building without the prior written consent of Landlord. Landlord reserves the right to adopt and furnish Tenant with general guidelines relating to signs in or on the Building. All approved signage will be inscribed, painted or affixed at Tenant’s expense by a person approved by Landlord, which approval will not be unreasonably withheld.

4. Prohibited Uses. The Premises will not be used for manufacturing, for the storage of merchandise held for sale to the general public, for lodging or sleeping or for the sale of goods to the general public. Tenant will not permit any food preparation on the Premises except that Tenant may use Underwriters’ Laboratory approved equipment for microwaving, brewing coffee, tea, hot chocolate and similar beverages so long as such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations.

5. Janitorial Services. Tenant will not employ any person for the purpose of cleaning the Premises or permit any person to enter the Building for such purpose other than Landlord’s janitorial service, except with Landlord’s prior written consent. Tenant will not necessitate, and will be liable for the cost of, any undue amount of janitorial labor by reason of Tenant’s carelessness in or indifference to the preservation of good order and cleanliness in the Premises or Common Area. Janitorial service will not be furnished to areas in the Premises on nights when such areas are occupied after 9:30 p.m., unless such service is extended by written agreement to a later hour in specifically designated areas of the Premises.

6. Keys and Locks. Landlord will furnish the Building with a card access system and Landlord shall provide Tenant with access cards. Landlord may make a reasonable charge for any additional or replacement cards. Tenant will not duplicate any cards, alter any locks or install any new or additional lock or bolt on any door of the Building. On the termination of the Lease, Tenant will deliver to Landlord all cards to any locks or doors in the Building which have been obtained by Tenant and if such keys are unavailable, shall pay Landlord the cost for fabricating such cards.

7. Nuisances and Dangerous Substances. Tenant will not conduct itself or permit its agents, employees, contractors or invitees to conduct themselves, in the Premises or anywhere on or in the Property in a manner which is offensive or unduly annoying to any other tenant or Landlord’s property managers. Tenant will not install or operate any phonograph, radio receiver, musical instrument, or television or other similar device which emits sound into the Common Area or the premises of any other tenant. Tenant will not use or keep in the Premises or the Building any kerosene, gasoline, naphtha, benzene or other combustible fluid or material other than appropriately stored limited quantities thereof reasonably necessary for the maintenance of office equipment. Without Landlord’s prior written approval, Tenant will not use any method of heating or air conditioning other than that supplied by Landlord. Tenant will not use or keep any foul or noxious gas or substance in the Premises or permit or suffer the Premises to by occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations. Tenant will not interfere in any way with other tenants or those having business in the Building. Tenant will not bring or keep any animals (except assistance dogs) in or about the Premises or the Building.

8. Building Name and Address. Without Landlord’s prior written consent, Tenant will not use the name of the Building in connection with or in promoting or advertising Tenant’s business except as Tenant’s address.

9. Building Directory. A directory for the Building will be provided for the display of the name and location of tenants. Landlord reserves the right to approve any additional names Tenant desires to place in the directory and, if so approved, Landlord may assess a reasonable charge for adding such additional names.

10. Window Coverings. No curtains, draperies, blinds, shutters, shades, screens or other coverings, window ventilators, hangings, decorations or similar equipment shall be attached to, hung or placed in, or used in or with any windows of the Building without the prior written consent of Landlord, and Landlord shall have the right to control all lighting within the Premises that may be visible from the exterior of the Building.

11. Wall Coverings. Any wallpaper or vinyl fabric materials which Tenant may install on painted walls shall be applied with a strippable adhesive. The use of nonstrippable adhesives will cause damage to the walls when materials are removed, and repairs made necessary thereby shall be made by Landlord at Tenant’s expense.

12. Floor Coverings. Tenant will not lay or otherwise affix linoleum, tile, carpet or any other floor covering to the floor of the Premises in any manner except as approved in writing by Landlord. Tenant will be liable for the cost of repair of any damage resulting from the violation of this rule or the removal of any floor covering by Tenant or its contractors, employees or invitees. Tenant shall provide and maintain hard surface protective mats under all desk chairs which are equipped with casters to avoid excessive wear and tear to carpeting. If Tenant fails to provide such mats, the cost of carpet repair or replacement made necessary by such excessive wear and tear shall be charged to and paid for by Tenant.

13. Electrical and Telephone Installations. Landlord will direct Tenant’s electricians as to where and how telephone, telegraph and electrical wires are to be installed. No boring or cutting for wires will be allowed without the prior written consent of Landlord. The location of burglar alarms, smoke detectors, telephones, call boxes and other office equipment affixed to the Premises shall be subject to the written approval of Landlord.

14. Office Closing Procedures. Tenant will see that the doors of the Premises are closed and locked and that all water faucets, water apparatus and utilities are shut off before Tenant or its employees leave the Premises, so as to prevent waste or damage. Tenant will be liable for all damage or injuries sustained by other tenants or occupants of the Building or Landlord resulting from Tenant’s carelessness in this regard or violation of this rule. Tenant will keep the doors to the Building corridors closed at all times except for ingress and egress.

15. Plumbing Facilities. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be disposed of therein. Tenant will be liable for any breakage, stoppage or damage resulting from the violation of this rule by Tenant, its employees, agents or invitees.

16. Use of Hand Trucks. Tenant will not use or permit to be used in the Premises or in the Common Areas any hand trucks, carts or dollies except those equipped with rubber tires and side guards or such other equipment as Landlord may approve.

17. Refuse. Tenant will store all its trash and garbage within the Premises. No material will be placed in the trash boxes or receptacles if such material may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the city in which the Building is located without being in violation of any law or ordinance governing such disposal. All trash and garbage removal will be only through such Common Areas provided for such purposes and at such times as Landlord may designate.

18. Soliciting. Canvassing, peddling, soliciting and distribution of handbills or any other written materials in the Building are prohibited, and Tenant will not participate in and will cooperate to prevent such activities.

19. Parking. Tenant will use, and will cause its agents, employees, contractors and invitees to use, the parking spaces to which it is entitled under the Lease in a manner consistent with Landlord’s directional signs and markings in the parking area. Specifically, but without limitation, Tenant will not park, or permit its agents, employees, contractors or invitees to park, in a manner that impedes access to and from the Building or the parking area or that violates space reservations for handicapped drivers registered as such with the Minnesota Department of Motor Vehicles or other designated parkers and Tenant shall not park any vehicle(s) overnight. Landlord may use such reasonable means as may be necessary to enforce the directional signs and markings in the parking area, including but not limited to towing services, and Landlord will not be liable for any damage to vehicles towed as a result of non-compliance with such parking regulations.

20. Fire, Security and Safety Regulations. Tenant will comply with all safety, security, fire protection and evacuation measures and procedures established by Landlord or any governmental agency.

21. Responsibility for Theft. Tenant assumes any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed. Landlord shall not be responsible for lost or stolen property from Tenant’s Premises or the Common Area regardless of whether or not such loss occurs when such area is locked against entry.

22. Sales and Auctions. Tenant will not display or sell merchandise outside the exterior walls and doorways of the Premises nor use such areas for storage. Tenant will not install any exterior lighting, amplifiers or similar devices or use in or about the Premises and advertising medium which may be heard or seen outside the Premises, including flashing lights, searchlights, loudspeakers, phonographs or radio broadcasts. Tenant will not conduct or permit to be conducted any sale by auction in, upon or from the Premises or elsewhere in the Property, whether said auction be voluntary, involuntary, pursuant to any assignment for the payment of creditors or pursuant to any bankruptcy or other insolvency proceeding.

23. Landlord Notice. Tenant shall give prompt notice to Landlord of any accidents or defects in plumbing, electrical fixtures or heating apparatus so that such accidents or defects may be attended to promptly.

24. Contractors. Tenant will refer all contractors, contractor’s representatives and installation technicians, rendering any service to Tenant, to Landlord for Landlord’s supervision, approval, and control before performance of any contractual service. This provision shall apply to all work performed in the Building including installations of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building.

25. Moving. Movement in or out of the Building of furniture, office equipment, or other bulky materials, or movement through the Building entrances or lobby shall be restricted to hours designated by Landlord. Landlord reserves the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building, and no property will be received in the Building or carried up or down the freight elevator or stairs except during such hours, along such routes, in such manner and by such persons as may be designated by Landlord. Tenant is to assume all risk as to damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property, and personnel of Landlord if damaged or injured as a result of acts in connection with such service performed for Tenant and Tenant hereby agrees to indemnify and hold harmless Landlord from and against any such damage, injury, or loss, including attorneys’ fees.

26. Weight Loads. No safe or other object heavier than the lift capacity of the freight elevators of the Building shall be brought into or installed on the Premises. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designated to carry and which is allowed by law. The moving of safes shall occur only between such hours as may be designated by, and only upon previous notice to, the manager of the Building, and the persons employed to move safes in or out of the Building must be acceptable to Landlord.

27. Off-hour Access. On Sundays and legal holidays, and on other days between the hours of 6 p.m. and 6 a.m. access to the Building, or to the halls, corridors, elevators or stairways in the Building, or to the Premises may be refused unless the person seeking access is known to the watchman of the Building and has a pass or is properly identified. Landlord shall in no case be liable for damages for the admission to or exclusion from the Building of any person who the Landlord had the right to exclude under Rule 1 above. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building during the continuance of the same by closing the doors or otherwise, for the safety of the tenants or Landlord and protection of property in the Building.

28. Utility Conservation. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to assure the most effective operating of the Building’s heating and air conditioning, and shall not allow the adjustment (except by Landlord’s authorized building personnel) of any controls other than room thermostats installed for Tenant’s use. Tenant shall keep corridor doors closed.

29. Enforcement. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord will be construed as a waiver of such Rule in favor of any other tenant or tenants or prevent Landlord from thereafter fully enforcing these Rules and Regulations against any or all of the tenants of the Building.

30. Effect on Lease. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of the Lease. Violation of these Rules and Regulations constitutes a failure to fully perform the provisions of the Lease.

31. Additional and Amended Rules. Landlord reserves the right to rescind or amend these Rules and Regulations and/or adopt any other reasonable rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Building and for the preservation of good order therein, with which Tenant shall be required to comply.

EXHIBIT “G”

JANITORIAL SERVICES

301 & 401 Carlson Parkway Night

Area	Task	Frequency
Common Areas, Elevator Lobbies and Corridors	Clean Drinking Fountains Removing Water Marks, Scale And Splashes On Sides And Front	Daily
	Damp Wipe and Disinfect All Touch Surfaces Including Door Handles, Partitions, Buttons, Railings, Etc.	Daily
	Fill All Dispensers In Need, Including Tissue, Hand Sanitizer Etc. Wipe/Polish Dispensers As Needed.	Daily
	Damp Mop All Hard Surface Floors.	Daily
	Spot Wipe All Walls, Light Switches And Doors To Remove Finger Prints, Smudges And Spills	Daily
	Spray And Blot Carpet Spots	Daily
	Vacuum Carpeted Floors	Daily
	Dust All Baseboards, Ledges, Mouldings, Table Legs, Chair Legs And Other Low Reach Surfaces.	Monthly
	Dust All Designated Wall Surfaces.	Monthly
	Dust All High Level Horizontal Surfaces Within Reach.	Monthly
	Dust Ceiling Diffusers And Vents Within Reach Using A Five-Foot Extended Dust Wand While Standing On The Floor.	Monthly
	Polish All Bright Metal And Other Metal Accessories.	Monthly
	Vacuum Or Brush Ledges And Corners Of Carpeted Floors.	Monthly
	Wash Both Sides Of Wood Doors Using An Approved Wood Oil-Soap Solution.	Monthly
	Dust Decorative Light Fixtures.	Bi-Annually
	Pre-Spray Spills And Trackage In Carpeted Areas Using Appropriate Solution. Follow With Thorough Hot Water Machine Extraction.	Bi-Annually
	Using Specially Trained Staff, Dust Light Fitures Within Reach While Standing Safely On A Six-Foot Ladder.	Bi-Annually
Elevators	Dust Mop Open Areas Of All Hard Surface Floors	Daily
	Damp Wipe and Disinfect All Touch Surfaces Including Door Handles, Partitions, Buttons, Railings, Etc.	Daily
	Spot Wipe All Walls And Doors To Remove Fingerprints, Smudges And Spills.	Daily
	Vacuum Carpeted Floors. Spray And Blot Any Carpet Spots.	Daily
	Wet Mop Hard Surface Flooring	Weekly
	Detail Vacuum And Damp Wipe All Elevator Tracks In Need (3X / Wk).	3X Weekly
	Pre-Spray And Extract Carpeted Elevators (Winter Only).	Monthly
	Machine Scrub Hard Surface Floors.	Monthly
	Treat All Wood Paneling.	Monthly
	Summer Only - Pre-Spray And Extract Carpeted Elevators.	Monthly - Summer Only
Entrances, Parking Ramp Vestibules	Dust Mop All Hard Surfaces	Daily
	Pick Up Trash In Area Outside Entrance To Include: Paper, Bottles, Cans Wrappers, And All Other Debris	Daily
	Remove Trash From Exterior And Entry Waste Receptacles. Repalce Liners And Wipe Down As Needed	Daily
	Spot Dust And Wipe Ledges Within Normal Reach	Daily
	Vacuum Walk-Off Mats	Daily
	Detail Clean Threshold Plates Removing All Visible Soil.	Monthly
	Dust All High And Low Surfaces Within Normal Reach.	Weekly
	Dust Decorative Light Fixtures.	Monthly
	Surface Clean Carpet Using An Approved Carpet Protector/Maintainer Shampoo.	Monthly
	Dust Or Vacuum All Ceiling Diffusers.	Quarterly
	Remove And Vacuum Under Inlayed Entrance Tread Matting.	Quarterly
Exercise Areas	Fill All Dispensers In Need; Hand Towels, Toilet Tissue Hand Soap, Hand Sanitizer, Etc. Wipe Polish Dispensers As Needed.	Daily
	Fully Clean and Disinfect All Shower Rooms, Disinfect Floor Drains, Wipe Walls, Polish Chrome And Mop Floor	Daily
	Spay wipe/Disinfect Sinks, Faucets And Vanity With Restroom Cleaner. Clean And Wipe Dry.Spray And Wipe All Mirrors Streak Free	Daily
	Vacuum Carpeted Floors. Spray And Blot Any Carpet Spots	Daily
	Wipe Down All Exercise Equipment With A Disinfecting Cleaner	Daily
	Wash Exterior Of Lockers Using Disinfecting Cleaner.	Weekly
	Foam Appropriate Chemical Solution Onto Shower Walls. Let Dwell. Scrub And Rinse Thoroughly.	2X Monthly
	Machine Scrub All Restroom Floors, Pick Up Solution And Rinse.	2X Monthly
	With Shower Curtain Hanging In Place, Spray With Disinfecting Cleaner. Lightly Agitate And Rinse.	2X Monthly
	Dust And Clean All Restroom Return Air Vents.	Monthly
	Vacuum Or Brush Edges And Corners Of Carpeted Floors.	Monthly
	Pre-Spray Spills And Trackage In Carpeted Area Using Appropriate Solution. Follow With Thorough Hot Water Machine Extraction.	Bi-Annually
General Office, Conference/ Training Rooms	Dust Mop All Hard Surf Ace Floors	Daily
	Dust All Horizontal Surf Aces; Furniture Tops And Ledges Within Normal Reach	Daily
	Empty Recycle Paper Receptacles Located At All Work Daily Stations And Remove To Designated Area. Replace Liners When Torn Or Soiled	Daily
	Properly Arrange All Office Furniture	Daily
	Remove Recycle Paper From Central Collection Locations Or Desk Side Containers If Applicable.	Daily
	Spot Wipe / Disinfect All Horizontal And Vertical Surfaces Removing Fingerprints, Smudges And Spills	Daily
	Spot Wipe Interior Partition Glass Removing Prints And Smudges	Daily
	Vacuum Carpeted Floors, Spray And Blot Any Carpet Spots (3X / Wk).	Weekly
	Brush Or Vacuum Chairs/Upholstered Furniture In Need.	Monthly
	Dust Ceiling Diffusers And Vents Within Reach Using A Five-Foot Extended Dust Wand While Standing On The Floor.	Monthly
	Hand Polish All Designated Wood Desks And Tables.	Monthly
	Vacuum Or Brush Edges And Corners Of Carpeted Floors.	Monthly
	Dust All High Level Horizontal Surfaces Within Reach.	Quarterly
	Machine Scrub Hard Surface Floors. Rinse Clean And Apply Two Coats Of Floor Finish If Applicable	Quarterly
	Dust All Horizontal Blinds In Closed Position Using Dust Wand.	Annually
	Damp Wipe And Polish All Metal Brightwork Within Normal Reach.	Weekly
Lunchrooms/Kitchens, Café Eating Area	Damp Wipe and Disinfect Cafeteria And Lunchroom Tables.	Daily
	Damp Wipe and Disinfect All Touch Surfaces Including Door Handles, Partitions, Buttons, Railings, Etc.	Daily
	Empty All Waste Receptacles And Remove Trash To Designated Area. Replace Liners When Torn Or Soiled	Daily
	Dust All Baseboards, Ledges, Mouldings, Table Legs, Chair Legs, And Other Low Reach Surfaces.	Weekly
	Brush Or Vacuum Chairs/Upholstered Furniture In Need.	Monthly
	Clean And Remove Debris In The Following Floor Sinks: (1) Near Salad Line; (1) Sandwich Cooler; (1) Café Grill; (1) Work Station (2) Near The Pop Lines.	Monthly
	Dust Ceiling Diffusers And Vents Within Reach Using A Five-Foot Extended Dust Wand While Standing On The Floor.	Monthly
	Counter Storage: Remove All Items From Inside. Damp Wipe and Disinfect.	Quarterly
	Damp Wipe Table Base And Chair Legs.	Quarterly
	Machine Scrub Hard Surface Floor, Rinse Clean And Apply Two Coats Of Floor Finish If Applicable.	Quarterly
	Thoroughly Clean And Scrub Wastebaskets.	Quarterly
	Extraction Clean Carpeted Floors.	Bi-Annually
	Using Floor Scrubber, Power Spray Hard Surface Floor With Degreaser In Kitchen Area	Bi-Annually
	Machine Scrub Hard Surface Floors Using Degreaser.	Bi-Monthly

EXHIBIT “H”

OPERATING EXPENSE EXCLUSIONS

a.         the cost of decorating, redecorating, special cleaning, or other services not provided on a regular basis to all tenants of the Building (costs of decorating the Common Areas for holidays and the like shall be considered an Operating Expense);

b.         any costs associated with the initial non-recurring interior or initial non-recurring exterior landscaping associated with the original construction of the Building or Complex;

c.         Landlord's general overhead (including salaries and cost of benefits for building manager and building personnel above the grade level of building manager) except for the management fee specifically set forth in Section 8;

d.         wages, salaries, fees, and fringe benefits paid to executive personnel or officers or partners of Landlord and compensation or benefits provided to clerks, attendants, or other persons in commercial concessions operated by Landlord or others;

e.         all costs relating to activities for the solicitation and execution of leases for space in the Building including promotional and advertising expense;

f.         costs of correcting items which are the result of defects in the design or construction of the Building or the materials used in the construction of the Building (including but not limited to latent defects in the Building) or in the Building equipment or appurtenances thereto, except that, for the purposes of this subsection, conditions resulting from ordinary wear and tear and use shall not be deemed defects;

g.         costs of initial cleaning of, and rubbish removal from, the Building to be performed prior to final completion of construction of the Building or Common Areas;

h.         any increase in the cost of Landlord’s insurance caused by the specific uses of another tenant.

i.         the cost of any items for which Landlord is reimbursed by insurance, or otherwise compensated by a tenant, or another party other than by tenants of the Building, pursuant to clauses similar to Section 8 of the Lease;

j.         any operating cost representing an amount paid to a related corporation, entity or person which is in excess of the fair market value of similar services in the western Minneapolis suburban office market;

k.         the cost of any work or services performed for or facilities furnished to any tenant of the Building to a greater extent or in a manner more favorable to such tenant than is available to Tenant:

H-1

l.         costs, including costs of plans, construction, permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for tenants in the Building or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Building;

m.         except as otherwise specifically included in Operating Expenses as set forth in the Lease, the cost of regular and overtime wages and salaries or any other expenses to Landlord in curing its defaults or performing work expressly provided in this Lease to be borne at Landlord's expense;

n.         any costs, fines, or penalties incurred due to violation by Landlord of any law or other governmental rule or authority, provided such costs, fines or penalties were not caused by Tenant.

o.         damage and repairs necessitated by the negligence or willful misconduct of Landlord or Landlord's employees, contractors or agents;

p.         attorney's, accountants and other professionals fees and expenses incurred in connection with: negotiations or disputes with tenants, other occupants, or prospective tenants or other occupants; accounting, legal or other professional fees relating to the ownership, construction, or sale relating of the Building or the Complex except as specifically provided in this Lease.

q.         finance charges, interest and other payments on any mortgages and/or other debt encumbering the Building or Common Areas, or obligation in the nature of a mortgage or other project financing and rental payments on any ground lease or other underlying lease;

r.         except for costs associated with the rental of equipment in an emergency situation, rental payments incurred in leasing air conditioning systems, elevators or other equipment ordinarily considered to be of a capital nature, except operating/maintenance equipment not affixed to the Building or Common Areas which is used in providing janitorial or similar services;

s.         any charge for Landlord's income tax, excess profit tax, franchise tax, gross receipts, or like tax on Landlord's business or resulting from Tenant's lease with Landlord, except that in the event a “rental tax” is ever applied to the rent paid, that tax will be the responsibility of each tenant.

t.         The cost of subscriptions, political donations, professional fees (except as specifically provided in the Lease), travel costs, entertainment and all other dues and donations;

u.         Except for Landlord’s management fee, any charges that would result in Landlord collecting in excess of one hundred percent (100%) of all Operating Expenses.

v.         Non-recurring costs incurred to remedy structural defects in the design or construction of the building.

H-2